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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ON-SITE SOURCING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock
	(2)	Aggregate number of securities to which transaction applies: 5,599,225 shares of common stock and 623,833 exercisable options
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $2.87*
	(4)	Proposed maximum aggregate value of transaction: $16,536,402.83
	(5)	Total fee paid: $1,337.79
* In accordance with the Commission's Adjustments to the Fee Rates Applicable Under Section 14(g) of the Exchange Act and Rule 0-11 under the Exchange Act, the filing fee has been calculated as $80.90 per $1,000,000 of Transaction Valuation. For purposes of calculating the filing fee only, the Transaction Valuation was based on the sum of (i) the product of 5,599,225 shares of common stock at a price per share of $2.87 and (ii) the cash out of 623,833 shares of common stock underlying exercisable options to purchase common stock, at an aggregate cost of $466,627.08.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ON-SITE SOURCING, INC.
832 North Henry Street
Alexandria, Virginia 22314

January    , 2004

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of On-Site Sourcing, Inc., to be held on            , February     , 2004 at 10:00 a.m. local time, at our corporate offices located at 832 North Henry Street, Alexandria, Virginia 22314.

        At the special meeting, you will be asked to vote on a proposed acquisition by Docuforce, LLC of 100% of the outstanding common stock of On-Site Sourcing, Inc. in a merger pursuant to an Agreement and Plan of Merger dated December 26, 2003 by and among Docuforce Acquisition Corp., On-Site Sourcing, Inc., and Docuforce, LLC.

        If the merger is completed, you will be entitled to receive $2.87 in cash for each share of On-Site Sourcing, Inc. common stock you own, which represents approximately a 121% premium over the thirty day average closing price per share of $1.30 for the period ended October 27, 2003, the last trading day before the announcement of signing a letter of intent regarding the merger. The receipt of cash in connection with the conversion of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

        We cannot complete the merger unless conditions to closing are satisfied, including the adoption and approval of the merger agreement by a majority of our outstanding common stock. We cannot assure you that all the closing conditions will be satisfied or, if satisfied, when they will be satisfied.

        After careful consideration, our board of directors has determined that the proposed merger on the terms set forth in the merger agreement is in the best interests of On-Site Sourcing, Inc. and its stockholders. Accordingly, our board of directors has unanimously adopted and approved the merger agreement and recommends that you vote FOR adoption and approval of the merger agreement. We urge you to read the enclosed proxy statement carefully as it sets forth details of the proposed merger and other important information related to the merger.

        Your vote is important. Whether or not you attend the special meeting in person, please take time to vote by signing and dating the enclosed proxy card and mailing it in the accompanying reply envelope as promptly as possible. You can also vote your shares using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. If you decide to attend the special meeting and would prefer to vote in person, please notify the Secretary of On-Site Sourcing, Inc. that you wish to vote in person and your proxy will not be voted. Adoption and approval of the merger agreement require the affirmative vote of a majority of our outstanding common stock, so it is very important that you vote your shares.

        On behalf of our board of directors, we thank you for your support and we look forward to seeing you at the special meeting.

Sincerely,
Christopher Weiler President and Chief Executive Officer	Clifford Kendall Chairman of the Board of Directors

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger agreement or the proposed merger, passed upon the fairness of the transaction, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. It is illegal for anyone to tell you otherwise.

ON-SITE SOURCING, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY    , 2004

TO OUR STOCKHOLDERS:

        Notice is hereby given that a special meeting of stockholders of On-Site Sourcing, Inc., a Delaware corporation, will be held on             , February    , 2004 at 10:00 a.m. local time, at our corporate offices located at 832 North Henry Street, Alexandria, Virginia 22314, for the following purposes:

  1.
  To vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 26, 2003, by and among Docuforce, LLC, Docuforce Acquisition Corp., and On-Site Sourcing, Inc.;

  2.
  In the event that there are insufficient votes for adoption and approval of the merger agreement, to consider and vote upon a proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for adoption and approval of the merger agreement; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Our board of directors has (i) determined that adoption and approval of the merger agreement is advisable and in the best interests of On-Site Sourcing, Inc. and its stockholders and (ii) recommended that you adopt and approve the merger agreement.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. A copy of the merger agreement is attached as Appendix A to the proxy statement.

        Only stockholders of record at the close of business on January 16, 2004 are entitled to this notice and to vote at the special meeting and at any adjournment of the meeting. At the close of business on the record date, we had outstanding and entitled to vote 5,599,225 shares of common stock. A list of stockholders entitled to vote at the special meeting will be available for inspection at our corporate offices at least ten days prior to the special meeting.

        All stockholders are cordially invited to attend the special meeting in person. Holders of a majority of our outstanding common stock must be present, either in person or by proxy, in order for the special meeting to be held. To assure your representation at the special meeting, and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience, or to vote by phone or over the Internet as described in the instructions on the enclosed proxy card.

        If you sign, date and return the enclosed proxy card in the reply envelope provided without indicating how you want to vote, your proxy will count as a vote in favor of the adoption and approval of the merger agreement and granting our board of directors adjournment discretion. If you fail to return your proxy card or vote by telephone or over the Internet, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will be counted as a vote against adoption and approval of the merger agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. The prompt return of your proxy card or your vote by phone or over the Internet will assist us in preparing for the special meeting.

        If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting.

        All stockholders are entitled, upon compliance with requirements of the Delaware General Corporation Law, to an appraisal of the "fair value" of their shares if the merger is completed. See "Appraisal Rights" on Page 17 of the accompanying proxy statement. A copy of the relevant sections of the Delaware General Corporation Law is attached as Appendix B to the proxy statement.

By Order of the Board of Directors

Jason Parikh
Secretary

Alexandria, Virginia
January    , 2004

On-Site Sourcing, Inc.
832 North Henry Street
Alexandria, Virginia 22314

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY     , 2004

i

Appraisal Rights	24
Representations and Warranties	24
Covenants	25
Access to Information	26
Mutual Covenants	26
No Solicitation	26
Conditions to the Merger	27
Further Assurances	28
Property Transaction	28
Public Announcements	28
Proxy Statement and Special Meeting	28
Indemnification and Insurance	28
Amendment	29
Termination	29
Effects of Termination	29
PROPOSAL NO. 2—ADJOURNMENT OF THE SPECIAL MEETING	30
MARKET PRICE AND DIVIDEND INFORMATION	31
SECURITY OWNERSHIP OF MANAGEMENT	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	33
OTHER MATTERS	34
FUTURE STOCKHOLDER PROPOSALS	34
WHERE YOU CAN FIND MORE INFORMATION	34
GENERAL	34
APPENDIX A AGREEMENT AND PLAN OF MERGER
APPENDIX B SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

ii

        This proxy statement, which is dated January    , 2004 and will be mailed commencing on or about January    , 2004 to the persons entitled to receive the accompanying Notice of Special Meeting of Stockholders To Be Held February    , 2004, which we refer to as the "Notice," is provided in connection with the solicitation of proxies on behalf of the board of directors of On-Site Sourcing, Inc., which we refer to as "On-Site Sourcing," "our company," "we," "our" or "us," for use at the special meeting of stockholders to be held on February    , 2004, and at any adjournment of the meeting, for the purposes set forth in such Notice. In this proxy statement we will refer to the Agreement and Plan of Merger dated December 26, 2003 by and among Docuforce Acquisition Corp., Docuforce, LLC, and us as the "merger agreement" and the proposal to approve and adopt the merger agreement as "adopt the merger agreement" or "adoption of the merger agreement."

FORWARD-LOOKING INFORMATION

        This proxy statement contains certain forward-looking statements relating to, among other things, the closing of the merger or other future events. In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Such statements are subject to numerous known and unknown risks, uncertainties, assumptions and other factors, including those set forth in this proxy statement, that could cause actual future events to differ materially from historical events, or those described in the forward-looking statement. The forward-looking statements contained in this proxy statement should be considered in light of these factors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

        Except as required under federal securities laws and the rules and regulations of the SEC, Docuforce, LLC and we do not undertake to update forward-looking statements contained herein or elsewhere to reflect actual events, changes in assumptions or changes in other factors affecting such forward-looking information. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual events may vary materially from those indicated in, contemplated by or implied by such statements.

        For a detailed discussion of these and other risk factors, please refer to our filings on Forms 10-K, 10-Q and 8-K. You can obtain copies of these reports and other filings for free at the SEC's Web site at www.sec.gov or from commercial document retrieval services.

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the accompanying documents to which we refer. See "Where You Can Find More Information" on Page 34. We have attached the merger agreement as Appendix A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger. In this summary term sheet, we have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary.

Date, Time and Place of the Special Meeting (Page 7)

        We will hold our special meeting of stockholders at our corporate offices located at 832 North Henry Street, Alexandria, Virginia on February    , 2004 at 10:00 a.m. local time.

Purpose of the Special Meeting (Page 8)

        We are holding our special meeting to vote on proposals to adopt the merger agreement and grant adjournment discretion to our board of directors.

Record Date; Stock Entitled to Vote; Quorum (Page 8)

        Our board of directors has fixed the close of business on January    , 2004 as the record date for the determination of stockholders entitled to the Notice, and to vote at our special meeting and any adjournment of such special meeting. Each stockholder of record at the close of business on such record date is entitled to one vote for each share then held on each matter submitted to a vote. On the record date there were 5,599,225 shares of our common stock outstanding. The holders of a majority of the outstanding shares entitled to vote at our special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business.

Vote Required (Page 8)

        Delaware law requires the affirmative vote of a majority of the outstanding shares of our common stock for adoption of the merger agreement. Our bylaws require the affirmative vote of a majority of the shares represented either in person or by proxy at our special meeting and eligible to vote to approve the adjournment proposal.

The Merger (See Proposal No. 1—Page 10)

        On October 28, 2003 we announced that we had entered into a letter of intent to be acquired by Docuforce, LLC, which we will refer to as "Docuforce." We subsequently agreed, subject to certain closing conditions, to be acquired by Docuforce under the terms of the merger agreement described in this proxy statement and attached as Appendix A to this proxy statement. We encourage you to read the merger agreement in its entirety. Under the merger agreement's terms, Docuforce's wholly-owned subsidiary, Docuforce Acquisition Corp., will merge with and into On-Site Sourcing, after which On-Site Sourcing will be the surviving company and a wholly-owned subsidiary of Docuforce. As a result of the merger, all of our outstanding shares of common stock will be converted into the right to receive an amount equal to $2.87 in cash per share or appraisal rights. Following the completion of the merger, the surviving company will be a privately owned entity and our shares will no longer be traded in the public market. Our common stock will be delisted from the NASDAQ SmallCap Market and the sole stockholder of On-Site Sourcing as the surviving company will be Docuforce. In addition, after the merger we will apply to the SEC for termination of the registration of our common stock and our reporting obligations under the Exchange Act.

Parties to the Merger Agreement (See "The Companies"—Page 7)

  On-Site Sourcing, Inc.
  832 North Henry Street
  Alexandria, Virginia 22314
  Telephone: (703) 276-1123

  Docuforce, LLC
  270 Peachtree Street, Suite 1050
  Atlanta, GA 30303
  Telephone: (404) 592-1888

  Docuforce Acquisition Corp.
  270 Peachtree Street, Suite 1050
  Atlanta, GA 30303
  Telephone: (404) 592-1888

Merger Consideration—Common Stock (Page 19)

        If you are a stockholder of On-Site Sourcing, then, upon effectiveness of the merger, each of your shares of our common stock will be converted into the right to receive a cash payment of $2.87 per share or appraisal rights. Although you will have the right to receive the cash payment or appraisal rights pursuant to the merger agreement, you will no longer have any rights as an On-Site Sourcing stockholder. The exchange agent will deliver cash payments to stockholders for each share of common stock such stockholders properly deliver to the exchange agent in accordance with the instructions contained in the letter of transmittal to be sent to stockholders promptly after the effective date of the merger.

STOCKHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES TO ON-SITE SOURCING AT THIS TIME. IF THE MERGER IS CONSUMMATED, WE WILL SEND YOU INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

Merger Consideration—Exercisable Options (Pagec 20)

        If you are an optionee of On-Site Sourcing and the exercise prices of your options are below the purchase price per share of $2.87, each such option, which we refer to as "exercisable options," shall receive, in exchange for cancellation, the right to receive a cash payment in an amount equal to (i) $2.87 minus the exercise price per share, multiplied by (ii) the number of shares underlying the exercisable options. All outstanding options that have an exercise prices less than $2.87 are exercisable options without regard to vesting. No consideration will be paid to optionees for options with exercise prices equal to or greater than $2.87 per share. Upon the effectiveness of the merger, all options, regardless of exercise price, will be automatically cancelled.

OPTIONEES SHOULD NOT SEND ANY OPTION GRANT AGREEMENTS OR OTHER OPTION DOCUMENTS TO ON-SITE SOURCING.

Special Committee (See "Background of the Merger"—Page 10)

        The special committee is a committee of our board of directors consisting of three non-employee, non-officer directors. Our board of directors formed the special committee to facilitate evaluation, negotiation and recommendation of the merger proposal to our board of directors. The members of the special committee are Clifford Kendall, Robert Pivik, and Dennis Seynhaeve.

Recommendation of Our Board of Directors (Page 12)

        Our board of directors unanimously determined that the merger agreement is advisable and fair to, and in the best interests of, our stockholders and therefore recommended that our stockholders vote for adoption of the merger agreement.

Interests of Certain Persons in the Merger (Page 15)

        Our board of directors made the judgment to adopt and approve the merger agreement in the best interests of our company and its stockholders. Certain key executives of our company will remain employed by the surviving company and will enter into new employment agreements effective at the time of the merger. Certain directors are also stockholders and/or optionees and will be entitled to receive the merger consideration on the same basis as all other stockholders and optionees.

Fees and Expenses of Merger (Page 16)

        The party incurring fees and expenses in connection with the merger will pay for such fees and expenses, except that we will pay the expenses related to the preparation, printing and mailing of this proxy statement and all filing and other fees paid to the SEC in connection with the merger. We estimate that our total fees and expenses in connection with the merger will be approximately $216,500, which consists of legal and professional fees, printing, proxy solicitation and mailing costs, special committee expenses, and miscellaneous expenses.

Financing of the Merger (Page 17)

        We estimate that approximately $16,600,000 will be required to complete the purchase of the shares of our common stock and exercisable options pursuant to the merger (excluding Docuforce's fees and expenses in connection with the merger) to be paid out of available funds of Docuforce at the effective time of the merger.

Material U.S. Federal Income Tax Consequences (Page 21)

        The receipt of cash in connection with the surrender of each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the amount of cash received in connection with the surrender of each share of common stock and your adjusted tax basis in that share. If you hold an exercisable option that you received in connection with the performance of services, amounts you receive in cancellation of that option will be treated as compensation income. Such amounts will be taxable at ordinary income rates and will, if you received the option in connection with your employment, generally be subject to withholding of income and employment taxes. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Appraisal Rights (Page 17)

        Our stockholders have the right under Delaware law to demand appraisal of their shares in connection with the merger and, upon compliance with statutory procedures, to receive payment in cash for the "fair value" of their shares determined in accordance with Delaware law in lieu of the merger consideration of $2.87 per share. The fair value of shares of our common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to our non-dissenting stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the merger and must follow specific procedures precisely or their appraisal rights may be lost. These procedures are described in this proxy statement and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Appendix B. We encourage all of our stockholders to read these provisions carefully and in their entirety.

Conditions to the Merger (Page 27)

        Completion of the merger depends on a number of conditions being met, including, but not limited to, adoption of the merger agreement by a majority of our outstanding stock, the absence of legal restraint or prohibition preventing the completion of the merger, and all approvals, waivers and consents having been obtained from appropriate government entities, if required. The obligations of the parties to complete the merger are subject to satisfaction of representations, warranties, covenants and other obligations under the merger agreement.

Termination of the Merger Agreement (Page 29)

        Either we or Docuforce (or both parties), under certain specified circumstances, may terminate the merger agreement and abandon the merger at any time prior to the closing of the merger. If the merger agreement is terminated, it will be void and neither we nor Docuforce will have any liability to the other party other than obligations to pay any termination fees and expenses, if applicable. However, no such termination will relieve any party of any liability or damages resulting from its breach of the merger agreement prior to such termination.

Termination Fee (See "Effects of Termination"—Page 29)

        We must pay Docuforce $500,000 if the merger agreement is terminated under specified circumstances where our board of directors decides to pursue a superior offer to the one proposed by Docuforce or our board of directors withdraws its recommendation to our stockholders.

No Solicitation by On-Site Sourcing (Page 26)

        Unless earlier terminated, the merger agreement restricts our ability to directly or indirectly solicit or engage in discussions or negotiations with any third party with respect to any alternative acquisition proposal. However, the merger agreement also provides that we may, in response to an unsolicited acquisition proposal in specified circumstances, communicate with a third party if our board of directors determines that the proposal is or would be reasonably likely to be a superior proposal. If our board of directors determines that such proposal is superior to the merger, the merger agreement provides that, under specified circumstances, we may engage in negotiations regarding an acquisition proposal with that third party.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the special meeting and other matters to be considered by our stockholders. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices hereto and the documents referred to in this proxy statement.

(1)   Q:    On what am I being asked to vote?

        A:    You are being asked to vote on a transaction that will result in Docuforce acquiring On-Site Sourcing through a merger. Docuforce Acquisition Corp. will merge with and into On-Site Sourcing, with the result that On-Site Sourcing will become a wholly owned subsidiary of Docuforce. If the merger is approved and completed, each outstanding share of our common stock will be cancelled automatically and will be converted into the right to receive $2.87 in cash or appraisal rights. Our stockholders will not have the option to receive Docuforce shares or any consideration other than cash in exchange for their shares. In the event that there are insufficient votes for adoption and approval of the merger agreement, you will be asked to consider and vote upon a proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for adoption and approval of the merger agreement.

(2)   Q:    What will happen to On-Site Sourcing as a result of the merger?

        A:    If the merger is completed, On-Site Sourcing will cease to be a publicly traded company and it will apply to delist its shares from the NASDAQ SmallCap Market and to terminate registration of our common stock with the SEC. While On-Site Sourcing will be the surviving company following the merger, it will become a private company wholly owned by Docuforce.

(3)   Q:    When do you expect the merger to be completed?

        A:    We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions in the merger agreement. We expect to complete the merger during the first calendar quarter of 2004.

(4)   Q:    Does our board of directors recommend the adoption of the merger agreement?

        A:    Yes. Our board of directors recommends that our stockholders adopt the merger agreement. Our board of directors considered many factors in deciding to recommend the adoption of the merger agreement, including the premium to the then-current market price offered by Docuforce. The $2.87 cash price per share represents approximately a 121% premium over the thirty-day average closing price per share of $1.30 for the period ended on October 27, 2003, the last trading day before the announcement of a letter of intent regarding the merger.

(5)   Q:    What do I need to do now?

        A:    We urge you to read this proxy statement carefully, including its appendices, and to consider how the merger affects you. Then just mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible, or cast your vote by telephone or over the Internet so that your shares can be voted at the special meeting.

(6)   Q:    What happens if I do not return a proxy card?

        A:    Failure to return your proxy card will have the same effect as voting against the merger, and will make it more difficult for us to obtain the vote required to adopt the merger agreement. A failure to return your proxy card will not be counted for or against the adjournment proposal.

(7)   Q:    May I vote in person?

        A:    Yes. You may vote in person at the meeting, rather than signing and returning your proxy card or voting by telephone or over the Internet, if you own shares in your own name. You may also vote in person at the meeting if your shares are held in "street name," through a broker or bank provided that you bring a legal proxy from your broker or bank and present it at the special meeting. You may also be asked to present photo identification for admittance.

(8)   Q:    May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?

        A:    Yes. You may change your vote at any time before the shares reflected on your proxy card, telephone or Internet vote are voted at the special meeting. You can do this in one of three ways by:

  •
  submitting a written, dated notice to our Secretary stating that you would like to revoke your proxy prior to the meeting;

  •
  signing, dating and submitting a new proxy card to our Secretary prior to the meeting; or

  •
  attending the meeting and voting in person.

        Your attendance at the meeting by itself will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your instructions.

(9)   Q:    If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        A:    Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger, but will not have an effect with respect to the adjournment proposal.

(10) Q:    Who can help answer my questions?

        A:    If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us as follows:

  On-Site Sourcing, Inc.
  Attn: Jason Parikh
  832 North Henry Street
  Alexandria, Virginia 22314
  Telephone: (703) 276-1123

THE COMPANIES

On-Site Sourcing, Inc.

        On-Site Sourcing, Inc. provides document and information management services through its facilities in the greater Atlanta, New York City, Philadelphia, Washington D.C., Chicago, and Wilmington metropolitan areas. We assist clients in information-intensive industries in managing large volumes of documents and information, allowing them to concentrate on their core business operations. Our target clients typically generate large volumes of documents and information that require specialized processing, distribution, storage and retrieval.

        On-Site Sourcing, Inc. previously conducted business through an offset printing division in Gaithersburg, Maryland, but that division was divested in a transaction announced on October 8, 2003.

        Additional information regarding On-Site Sourcing is contained in our filings with the SEC. See "Where You Can Find More Information" on Page 34.

Docuforce, LLC

        Docuforce is a privately held company which provides digital imaging, reprographics, and facilities management services primarily in Atlanta, Georgia.

Docuforce Acquisition Corp.

        Docuforce Acquisition Corp. is a Delaware corporation organized in December 2003, as a wholly owned subsidiary of Docuforce, solely for the purpose of effectuating the merger. It has not engaged in any operations.

THE SPECIAL MEETING

Date, Time and Place of Special Meeting

        This proxy statement and accompanying proxy card are solicited by our board of directors. These proxies will be used at our special meeting to be held at our corporate offices located at 832 North Henry Street, Alexandria, Virginia, on February    , 2004 at 10:00 a.m. local time, and at any and all adjournments of the meeting.

Purpose of the Special Meeting

        At the special meeting, we will ask you to adopt the merger agreement and to consider such other business as may properly come before the meeting and any adjournments thereof. Our board of directors has:

  •
  approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable;

  •
  declared that it is in the best interests of our stockholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement; and

  •
  recommended that you adopt the merger agreement.

        In the event that there are insufficient votes for adoption and approval of the merger agreement at the special meeting, we will ask you to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the merger agreement and merger.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of our common stock at the close of business on January 16, 2004, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 5,599,225 shares of our common stock were outstanding and held by approximately 40 holders of record. A quorum will be present at the special meeting if a majority of the outstanding shares of our common stock entitled to vote on the record date is represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal for adoption of the merger agreement and the proposal regarding adjournment.

Vote Required

        The adoption of the merger agreement requires the affirmative vote of a majority of our common stock outstanding on the record date. If you abstain from voting or do not vote, either in person or by proxy, it will effectively count as a vote against the adoption of the merger agreement. Under our bylaws, the adjournment proposal requires the affirmative vote of a majority of the shares represented either in person or by proxy at the meeting and eligible to vote.

Voting by Our Directors and Executive Officers

        At January 1, 2004, our directors and executive officers were entitled to vote 1,380,970 shares of our common stock, which represented approximately 24.66% of the outstanding shares of our common stock on that date.

Voting of Common Stock

        All shares represented by properly executed and unrevoked proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "for" adoption of the merger agreement and "for" the adjournment proposal. Also, the named proxies will vote at their discretion in connection with other business that may properly come before the special meeting or any adjournment or postponement thereof. Each share of our common stock is entitled to one vote. You may revoke your proxy at any time prior to its use:

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  by signing, dating and submitting a new proxy card to our Secretary prior to the meeting;

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  by submitting a written, dated notice to our Secretary stating that you would like to revoke your proxy prior to the meeting; or

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  by attending the special meeting and voting in person.

        A number of brokers and banks are participating in a program provided through ADP Investor Communications Services that offers telephone and Internet proxy options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may grant a proxy with respect to those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP's voting web site (www.proxyvote.com).

        Failures to vote, abstentions and "broker non-votes" will not be counted as votes cast and will not be voted. A failure to vote, an abstention or a broker non-vote will have the same legal effect as a vote cast against adoption of the merger agreement, but only an abstention will have the same legal effect as a vote cast against the adjournment proposal.

        At this time, we know of no other matters that may be presented for stockholder action at the special meeting. However, if any matters, other than the proposals stated above, should properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment. In the event that there are not sufficient votes to adopt the merger proposal stated above and if there are sufficient votes to adopt the adjournment proposal, then it is expected that our board of directors will adjourn the special meeting in order to permit further solicitation of proxies. No proxy that is voted against adoption of the merger agreement will be voted in favor of adjournment of the special meeting. The delivery of this proxy statement will not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Appraisal Rights

        If you wish to exercise appraisal rights, you must not vote in favor of the adoption of the merger agreement and must not return a signed but not voted proxy card, and you must follow specific procedures as more fully described in "Appraisal Rights"on Page 17 and Appendix B to this proxy statement. You must precisely follow these specific procedures to exercise your appraisal rights, or you may lose your appraisal rights.

Solicitation of Proxies

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others, in order to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, E-mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH OUR SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANOTHER PERSON.

PROPOSAL NO. 1—ADOPTION AND APPROVAL OF THE MERGER AGREEMENT

Background of the Merger

        On June 25, 2003 Hal Brooks, Chief Operating Officer of Docuforce, contacted Martin Lauzze, our Executive Vice President of Operations. During this discussion Mr. Brooks expressed an interest in exploring a potential merger between us and Docuforce. Mr. Lauzze and Mr. Brooks discussed ways in which our business was consistent with Docuforce's business model and how we appeared to Docuforce to be a strategic fit with Docuforce's growth and expansion plans and to have complimentary business lines and geographic coverage. This was the first communication between our representatives and Docuforce about a potential merger.

        On June 26, 2003 our President and Chief Executive Officer, Christopher Weiler, called Mr. Brooks to determine Docuforce's level of interest in and ability to pursue a merger or other transaction with On-Site Sourcing.

        On June 27, 2003 we executed a non-disclosure agreement with Docuforce to allow the parties to further consider a potential transaction and share confidential information.

        During the period from June 27, 2003 to July 17, 2003 Docuforce was involved in preliminary due diligence of our business. Also during this period Mr. Weiler determined that there was a serious level of interest by Docuforce and on this basis called a meeting of our board of directors to further discuss a possible merger with Docuforce.

        On July 17, 2003 Mark Hawn, Chief Executive Officer of Docuforce, Mr. Brooks, Cliff Kendall, Chairman of our board of directors, Denis Seynhaeve, one of our board members, and Michael Dudek, a representative of Docuforce, met to further discuss Docuforce's interest in acquiring us. During the meeting Mr. Hawn informed our representatives that Docuforce would submit a formal acquisition proposal to our board of directors.

        During July 2003, Mr. Weiler, on behalf of our company, entered into non-disclosure agreements with two other parties after receiving unsolicited phone calls expressing interest in our company. Following signing of these non-disclosure agreements, but prior to signing the letter of intent with Docuforce, we received informal expressions of interest from these entities regarding the potential purchase of our company. We informed each of these entities that they should submit formal proposals to our board of directors for its consideration. We did not receive proposals from either company and those discussions ended.

        On August 1, 2003 our board of directors discussed Docuforce's preliminary expression of interest. Mr. Weiler also informed our board of directors about his discussions with the two other entities that made unsolicited indications of interest during July 2003.

        Our board of directors determined that it was in the best interests of stockholders to create a special committee of directors, consisting of Mr. Kendall, Robert Pivik, and Mr. Seynhaeve, to facilitate discussions and negotiations with potential acquirers on behalf of the board of directors. The special committee was selected on the basis of the directors' qualifications, including familiarity with us, understanding of our unique industry, understanding of the public capital markets and financial and investment backgrounds.

        On August 21, 2003 we received our first letter of intent from Docuforce. Docuforce offered to pay $2.50 in cash for each share of our common stock, subject to certain adjustments.

        On September 4, 2003, after consideration of the August 21st letter of intent at a meeting of the special committee, we sent a letter to Docuforce informing them that our board of directors expected a higher price per share and inviting Docuforce to resubmit their letter of intent with a higher offer.

        At this September 4th meeting, the special committee also determined that it was not necessary at that time to engage an independent financial advisor to assist in evaluating the Docuforce offer. The special committee was selected on the basis of the directors' financial and investment expertise and had the necessary experience to make an informed judgment about the valuation of our company. In addition, since Docuforce's initial bid was a substantial premium over the then-existing per share price, it was decided by the board of directors that the cost of hiring an outside financial advisor would not be justified by any potential benefit under the circumstances.

        On October 1, 2003 the special committee met with Mr. Hawn and Mr. Dudek to discuss the August 21st letter of intent, including a discussion of Docuforce's ability to finance the proposed transaction.

        On October 7, 2003 Docuforce proposed a letter of intent with a revised offer of $2.75 per share, subject to certain adjustments.

        On October 8, 2003 our board of directors met to consider the October 7th letter of intent. At this meeting, the special committee recommended that it was in the best interests of our company and its stockholders to continue discussions with Docuforce for the potential sale transaction and consult with On-Site's outside counsel, Wilmer Cutler & Pickering.

        On October 10, 2003 the special committee met with our outside counsel to review the October 7th letter of intent. The special committee determined that it would be in the best interests of our company and its stockholders to propose further price and non-price related adjustments to Docuforce's offer.

        On October 13, 2003, the special committee communicated its proposals to Mr. Hawn, including revisions to the exclusivity and due diligence periods and price adjustment mechanisms, and requiring evidence of Docuforce's ability to fund the transaction.

        On October 14, 2003 we communicated with Docuforce regarding counterproposals and exchanged written comments and proposals without finalizing a revised letter of intent.

        On October 20, 2003 we received a revised letter of intent from Docuforce along with a commitment letter regarding funding the proposed transaction. Based on the commitment letter and Docuforce's revisions to its letter of intent, the special committee was satisfied that Docuforce had the ability to fund the proposed transaction.

        On October 20, 2003 the special committee met to consider the October 20th letter of intent. The special committee discussed whether this new offer maximized On-Site Sourcing stockholder value and whether the terms were revised in accordance with the special committee's earlier proposals. The special committee proposed further non-price related adjustments to Docuforce and also recommended that Docuforce amend its offer.

        On October 21, 2003 we received a revised letter of intent from Docuforce incorporating substantially all of the special committee's proposed revisions.

        On October 27, 2003 our board of directors met to consider the October 21st letter of intent. Mr. Hawn verbally communicated to the special committee that the $2.75 per share price represented Docuforce's highest and best offer. Our board of directors determined that the offer contained a reasonable price (when considered in connection with expected positive adjustments) and that signing the letter of intent at this time was appropriate. Our board of directors discussed the potential for positive adjustments to the ultimate purchase price under the negotiated terms of the letter of intent. In the letter of intent we agreed to deal exclusively with Docuforce for sixty days, subject to our right to terminate during that period and reimburse Docuforce for its fees and expenses. Our board of directors approved the letter of intent.

        On October 28, 2003 the signing of the letter of intent was announced to the public through a press release issued by us.

        On October 28, 2003 we received a letter from one of the entities that had entered into a non-disclosure agreement with us in July 2003, expressing interest in an acquisition transaction in light of the press release. Our board of directors determined that the letter was too indefinite to pursue in light of our exclusivity obligations in the letter of intent with Docuforce. Since October 28, 2003 we have had no communications with the party that sent the letter.

        During the period between October 28, 2003 and November 24, 2003, Docuforce continued its due diligence.

        On November 24, 2003 our board of directors met to discuss the status of the merger with Docuforce and related corporate matters.

        On December 5, 2003, pursuant to the terms of the letter of intent, Mr. Weiler, Arne Christensen, our Executive Vice President-Sales and Marketing, and Jason Parikh, our Chief Financial Officer, agreed to enter into agreements related to their continued employment following the merger.

        On December 11, 2003 Mr. Hawn met with Mr. Kendall to discuss the results of Docuforce's due diligence. Mr. Kendall informed Mr. Hawn that in accordance with the terms of the letter of intent, our board of directors expected a positive purchase price adjustment from the $2.75 price per share. Messrs. Hawn and Kendall also discussed negotiating a definitive price to be included in the merger agreement rather than adjusting the purchase price as of the closing date as provided in the letter of intent.

        Based on further consideration and negotiations regarding how to determine the adjustments to the purchase price, but prior to agreeing on a final price, the parties determined that proceeding with a fixed purchase price was in the parties' best interests.

        On December 11, 2003 we had an informal, unsolicited expression of interest from an entity that had previously discussed potential transactions with Mr. Weiler. We have not had any further communication with this entity.

        On December 16, 2003 our board of directors met to consider a fixed purchase price proposal of $2.80 per share offered by Docuforce. Our board of directors voted to reject the $2.80 per share purchase price and authorized the special committee to continue negotiations with Docuforce. Our board of directors also identified certain other proposed revisions to the merger agreement's terms. Mr. Kendall communicated these proposals to Mr. Hawn.

        Between December 16, 2003 and December 22, 2003 the parties discussed various proposals for fixed purchase prices in excess of $2.80 per share.

        On December 22, 2003 Docuforce increased its fixed price offer to $2.87 per share. A revised merger agreement was also submitted to our board of directors for consideration. The board of directors, upon the recommendation of the special committee, approved the increased fixed price offer and the revised merger agreement and authorized our officers to sign the merger agreement.

        On December 26, 2003 the parties signed a definitive merger agreement and we announced the signing to the public in a press release.

Recommendation of Our Board of Directors

        Our board of directors believes that the merger is fair and in the best interests of our stockholders. Therefore, our board of directors unanimously recommends that you vote FOR adoption of the merger agreement and FOR approval of adjournments of the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

        In the course of reaching its decision to adopt the merger agreement, our board of directors considered a number of positive factors in its deliberations, including:

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  the historical market prices of our common stock and recent trading activity, including the fact that the $2.87 cash price per share represents a premium of approximately 121% over the thirty day average closing price per share of $1.30 for the period ended on October 27, 2003, the last trading day before the announcement of a letter of intent regarding the merger;

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  favorable comparisons to the current and historical market prices of our common stock, including the fact that our common stock had not closed at or above $2.87 per share since August 2002;

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  the belief, based upon negotiations with Docuforce, that the purchase price represents the highest price that Docuforce is willing to pay;

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  the purchase price and the other terms and conditions of the merger agreement resulted from active, arm's length negotiations with Docuforce and its representatives over a significant period of time;

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  the certainty of valuation in an all cash bid without any escrows, indemnities or hold-backs;

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  the belief that Docuforce has the financial resources to complete the merger expeditiously;

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  the ability of our board of directors, pursuant to the merger agreement, to respond to any unsolicited written proposal that our board of directors reasonably determines in good faith constitutes or is reasonably likely to lead to a superior proposal and the ability to terminate the merger agreement in the event of a superior proposal (as described below in "Termination" on Page 29); and

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  the availability of appraisal rights for our stockholders under the Delaware General Corporation Law.

        Our board of directors also considered a number of potentially negative factors in its deliberations, including:

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  that we will no longer exist as an independent company and our stockholders will no longer participate in any future increase in the value of our business;

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  the risks and contingencies related to the announcement and pendency of the merger, including any potentially negative perception of the merger by our employees, customers, vendors, stockholders and other parties and the potentially negative actions that such persons may take as a result of the announcement of the merger;

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  the possibility that the merger will not be completed and the potentially negative impact on our revenues, sales, earnings, operating results, financial condition, business and stock price in the event the merger does not close following its public announcement;

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  the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes; and

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  that if the merger does not close, our officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred substantial transaction costs in connection with the transaction and such costs will negatively impact our operating results.

        Our board of directors also considered the following factors in reaching its recommendation:

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  our board of directors' knowledge of the business, financial results and prospects of our company, as well as our company's evolution and past history;

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  the fact that our stock price was $1.45 prior to the initial announcement of the Docuforce proposal, reflecting a maximum market capitalization of approximately $8.1 million;

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  that our small size and micro-market capitalization have inhibited any significant institutional investment interest;

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  that although we have explored new markets to capitalize on our technology, we have not made any significant breakthroughs to-date and cannot be certain we will be able to fund such initiatives internally or ultimately succeed;

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  that almost all of our revenue is transactional in nature and non-recurring;

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  that during the past three years, there has been no significant growth in our business, sales on an annual basis have declined, and the earnings trend has been erratic;

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  management's assessment of the Company's prospective results in the 4th quarter of 2003 as provided to our board of directors;

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  that we have failed to comply with our bank covenants during 2002 and 2003 due to failures to meet minimum coverage ratios based on our earnings; and

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  the absence of any other firm, competing proposals and the failure of the other two interested parties with whom we had entered nondisclosure agreements to make such proposals.

        In view of the number of factors considered by our board of directors in connection with the evaluation of the merger and the merger agreement, our board of directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each director may have given different weights to the various factors.

        Neither Docuforce nor its affiliates has performed, or engaged a financial advisor to perform, any valuation analysis in order to assess the fairness of the merger to the holders of our common stock.

Effects of the Merger

        After the effective time of the merger, holders of our common stock will cease to have any ownership interest in our company or rights as stockholders, and instead will only be entitled to receive $2.87 in cash for each of their shares of our common stock (or fair value as determined through the valid exercise of appraisal rights). While On-Site Sourcing will be the surviving company following the merger, it will be a private company wholly owned by Docuforce.

        The merger will also have the following effects:

        Participation in Future Growth.    If the merger is completed, you will not have the opportunity to participate in our future earnings, profits and growth, if any, and will not have the right to vote on any corporate matters. Docuforce will own a 100% interest in our book value and net earnings, if any, and will benefit from any future increases in our business value. Similarly, Docuforce will bear the risk of any decrease in this value after the merger and you will not face the risk of a decline in this value after the completion of the merger.

        Effects on Market for Shares; Deregistration under the Exchange Act.    Our common stock will no longer be traded on the NASDAQ SmallCap Market, or any other securities exchange, and there will no longer be a market for our common stock. In addition, we plan to terminate the registration of our common stock under the Exchange Act following completion of the merger. Termination of registration will substantially reduce the information we are required to furnish to stockholders because our company will no longer be required to file periodic and other reports with the SEC. In addition, termination of registration under the Exchange Act will make certain provisions of the Exchange Act no longer applicable to our company.

        Management.    After the merger, several key executives and managers of our company will remain with the entity surviving the merger. It is believed by both Docuforce and us that in order to ensure the orderly transition after the merger and to sustain the ongoing operations of the surviving company, it is important to retain key executives. As such, several executives will be bound by employment agreements that will provide the surviving company continuity of management.

        Operations.    Docuforce expects that following completion of the merger, the surviving company's business and operations will continue substantially as they are currently conducted by our company. Docuforce does not have any current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets. Nevertheless, Docuforce and the surviving company's management will be free to take whatever innovative and aggressive action they believe necessary to expand the business and markets of the surviving company, and they may initiate from time to time a review of the surviving company, its assets, business and operations, and make such changes as they consider appropriate.

Interests of Certain Persons in the Merger

        In considering the recommendation of our board of directors with respect to the merger, stockholders should be aware that certain of our officers and directors have interests in connection with the merger which may present them with actual or potential conflicts of interest. These interests include the following:

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  Mr. Weiler, our President and Chief Executive Officer and a director, will remain an employee of the surviving company as its Managing Director of the Washington D.C. office and Vice President of Electronic Document Discovery following consummation of the merger pursuant to a new employment agreement and a new noncompetition and nonsolicitation agreement (and related amendments). Mr. Weiler's employment terms include a base salary of $208,000 per year, eligibility for cash bonuses and the right to purchase equity of the surviving company in connection with any cash bonuses earned, a grant of 1% of the equity of the surviving company subject to vesting, an option to purchase up to 1% of the surviving company at the same price paid by Docuforce in the merger and in the same class of shares and in the same entity as the investor or investors that provide Docuforce or its affiliates with the equity capital used to acquire us, and two years of noncompetition and nonsolicitation restrictions following termination of his employment. Mr. Weiler will be subject to additional noncompetition and nonsolicitation restrictions under the noncompetition and nonsolicitation agreement (as amended) for a three year period from consummation of the merger;

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  Mr. Christensen, our Executive Vice-President of Sales and Marketing, will remain an employee of the surviving company as its National Sales Director following consummation of the merger pursuant to a new employment agreement and a new noncompetition and nonsolicitation agreement (and related amendments). Mr. Christensen's employment terms include a base salary of $220,000 per year, eligibility for cash bonuses and the right to purchase equity of the surviving company in connection with any cash bonuses earned, a grant of 1% of the equity of the surviving company subject to vesting, an option to purchase up to 1% of the surviving company at the same price paid by Docuforce in the merger and in the same class of shares and in the same entity as the investor or investors that provide Docuforce or its affiliates with the equity capital used to acquire us, and two years of noncompetition and nonsolicitation restrictions following termination of his employment. Mr. Christensen will be subject to additional noncompetition and nonsoliciation restrictions under the noncompetition and nonsolicitation agreement (as amended) for a three year period from consummation of the merger;

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  Mr. Parikh, our Secretary and Chief Financial Officer, will remain an employee of the surviving company without a title in the financial division providing assistance to the new Chief Financial Officer and Controller following the consummation of the merger pursuant to a new noncompetition and nonsoliciation agreement and a new employment and retention agreement. The employment and retention agreement's terms include a term of up to six months, a base salary of $150,000 per year, the payment of a retention bonus immediately prior to the merger in the amount of $150,000, and six months of noncompetition and nonsolicitation restrictions following termination of his employment. Mr. Parikh will be subject to additional noncompetition and nonsoliciation restrictions under the noncompetition and nonsolicitation agreement for a one year period from consummation of the merger;

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  Docuforce has indicated that if the merger is completed, it anticipates asking Martin Lauzze, our Executive Vice President-Operations, to remain as part of the management group of the surviving company; and

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  each of our directors and officers are stockholders of our company; however, each will be treated on the same basis as any other stockholder with respect to their shares of common stock under the merger agreement.

        Stock Options.    Each of our directors and certain of our officers hold options to purchase our common stock; however, each which will be treated on the same basis as any other holder of options with respect to their options under the merger agreement. The options held by officers and directors are subject to accelerated vesting and cancellation in the same manner as all other options.

        Indemnification and Insurance.    The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the merger that exist in favor of our directors or officers, as provided in our articles of incorporation or bylaws in effect as of the date of the merger agreement, will be assumed by the surviving company. Docuforce has agreed to cause the surviving company to fulfill and honor those obligations in all respects. The merger agreement further provides that after the merger, Docuforce will cause the surviving company to maintain in effect our existing claims made directors' and officers' liability insurance with respect to matters occurring prior to the effective time of the merger.

        Our board of directors was aware of these interests of our directors and officers in the merger; however, we do not believe that these interests affected our negotiations with Docuforce or our board of directors' recommendation of adoption of the merger agreement.

Fees and Expenses of the Merger

        All fees and expenses in connection with the merger will be paid by the party incurring those fees and expenses, except that we will pay the expenses related to the preparation, printing and mailing of this proxy statement and all filing and other fees paid to the SEC in connection with the merger. The total fees and expenses we will incur in connection with the merger are estimated to be approximately $216,500. This amount consists of the following estimated fees:

Legal and other professional fees	$175,000
Printing, proxy solicitation and mailing costs	$30,000
Filing fees (SEC)	$1,500
Miscellaneous	$10,000

Total	$216,500

        As described more fully in "Effects of Termination" on Page 29, we could become obligated to pay Docuforce $500,000 as a termination fee.

Financing of the Merger

        Docuforce and we have estimated that Docuforce will need approximately $16,600,000 to complete the purchase of the shares and payment for the exercisable options pursuant to the merger agreement (excluding Docuforce's fees and expenses in connection with the merger). Docuforce and we expect this amount to be paid out of available funds of Docuforce at the effective time of the merger.

Appraisal Rights

        The following discussion is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law which are attached to this proxy statement as Appendix B. Any stockholders intending to exercise appraisal rights should carefully review Appendix B.

        If the merger is completed, dissenting holders of our common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods will be entitled to have their shares appraised and receive the "fair value" of such shares in cash, as determined by the Delaware Court of Chancery. This payment would be in lieu of the consideration that such stockholders would otherwise be entitled to receive under the merger agreement.

        The following summary of Section 262 explains the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures described in Section 262 precisely could result in the loss of appraisal rights.

        This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger. Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with On-Site Sourcing before the special meeting. This written demand for appraisal of shares must be separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote "for" the adoption of the merger agreement. Also, because a submitted proxy not marked "against" or "abstain" will be voted "for" the proposal to adopt the merger agreement, such a proxy will result in the waiver of appraisal rights. Any proxy or vote against the adoption of the merger agreement will not constitute a demand for appraisal within the meaning of Section 262. A failure to vote against adoption of the merger agreement will not, by itself, cause forfeiture of appraisal rights.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on their share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, such as joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

        Any stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to On-Site Sourcing, Inc., 832 North Henry Street, Alexandria, Virginia 22314, Attn: Jason Parikh, Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its On-Site Sourcing common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. On-Site Sourcing, as the surviving company in the merger, must mail such written statement to the stockholder within 10 days after the stockholder's request is received by us or within 10 days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

        Within 120 days after the effective time of the merger (but not thereafter), either On-Site Sourcing or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of On-Site Sourcing shares of stockholders entitled to appraisal rights. We have no present intention to file such a petition if demand for appraisal is made.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy of such petition must be made upon On-Site Sourcing, which must, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. If we file a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The court must approve the forms of the notices by mail and by publication, and we must bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders and thereby determine the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

        Stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw their demand for appraisal and receive payment for their shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just. Failure by any On-Site Sourcing stockholder to comply fully with the procedures described above and set forth in Appendix B to this proxy statement may result in termination of such stockholder's appraisal rights.

Merger Consideration—Common Stock

        Upon completion of the merger, each outstanding share of our common stock will be converted into the right to receive $2.87 in cash or appraisal rights.

        Upon completion of the merger, no such shares of our common stock will remain outstanding and all such shares will automatically be cancelled and will cease to exist. You will cease to have any rights as a stockholder, and instead will only be entitled to receive the cash merger consideration described above or appraisal rights.

Payment for Shares

        Continental Stock Transfer will act as exchange agent, responsible for paying stockholders for their On-Site Sourcing shares exchanged for cash pursuant to the merger. Immediately after the effective time of the merger, Docuforce will make available to the exchange agent sufficient funds in the amounts and at the times necessary for payment of the merger consideration described above, and for no other purpose.

        Promptly after the effective time of the merger, Docuforce will cause the exchange agent to mail a letter of transmittal and instructions for use in effecting the surrender of share certificates in exchange for cash merger consideration to each holder of record of a certificate representing a share that was converted into the right to receive a cash payment as described above. The letter of transmittal and instructions will request that the holder respond within 30 days of the transmittal date. Upon surrender of a certificate for cancellation to the exchange agent, together with such letter of transmittal, duly executed and completed in accordance with the accompanying instructions, the holder of such certificate will be entitled to receive in exchange the cash merger consideration for each share represented by such certificate and such certificate will then be cancelled. Until such certificates are cancelled, each certificate will be deemed to evidence only the right to receive upon surrender the cash merger consideration and no interest will be paid or will accrue with respect to any cash payable upon surrender of any certificate.

        In the event any certificate or certificates representing common stock are lost, stolen or destroyed, then the person claiming such fact must provide an affidavit to that effect and, as may be required by Docuforce in its discretion, a suitable bond or indemnity. Upon receipt and processing of such documents, the cash merger consideration owing to such person will be paid to such person as soon as practicable.

        If payment of cash merger consideration is to be made to a person other than the person in whose name the surrendered certificate is registered, then prior to payment, the certificate must be properly endorsed or be otherwise in proper form for transfer, and the person requesting such payment must have paid any transfer and other taxes required by reason of payment of the cash merger consideration to a person other than the registered holder of the certificate or the person must have established to the exchange agent's satisfaction that such tax has either been paid or is not applicable. Docuforce, the exchange agent, and the surviving company will be entitled to deduct and withhold such amounts as may be required under the Internal Revenue Code of 1986, as amended, or any other applicable law. To the extent that such amounts are deducted or withheld, such amounts will be treated as having been paid to the person to whom such amounts would otherwise have been paid and will be paid to the appropriate government entity on that person's behalf.

DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO STOCKHOLDERS PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGER AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING SHARES OF OUR COMMON STOCK FOR THE MERGER CONSIDERATION. STOCKHOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES OF OUR COMMON STOCK TO THE EXCHANGE AGENT OR TO ON-SITE SOURCING PRIOR TO RECEIPT OF THE TRANSMITTAL LETTER.

Merger Consideration—Exercisable Options

        Immediately prior to the effective time of the merger, vesting of all outstanding options to purchase On-Site Sourcing common stock will be accelerated in full. At the effective time of the merger, all outstanding, unexercised options to purchase our common stock will be cancelled by virtue of the merger without any action on the part of the holder and each such option with an exercise price less than $2.87 will automatically be converted into the right to receive a cash payment. The cash payment to be received with respect to each unexercised option with an exercise price less than $2.87 will be equal to the product obtained by multiplying (i) the excess of the $2.87 merger consideration over the applicable exercise price per share for such option, by (ii) the number of shares of common stock covered by such unexercised option had such option been exercised in full immediately prior to the effective time. No consideration will be payable to any options with an exercise price equal to or greater than $2.87 per share as a result of cancellation or otherwise.

        Subject to any applicable withholding taxes, the payment for option shares will be made by the exchange agent, without interest, promptly following the date of completion of the merger.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Docuforce Acquisition Corp.

and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on the closing date, which will be on the second business day following satisfaction or waiver of the conditions in the merger agreement.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will be delisted from the NASDAQ SmallCap Market and we will seek to withdraw our registration under the Securities Exchange Act of 1934 and discontinue our reporting obligations under the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material United States federal income tax consequences of the merger to our stockholders whose shares are converted into the right to receive cash in the merger and to certain holders of options. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, and applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, at any time. This discussion assumes that shares are held as capital assets and does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of that stockholder's particular circumstances, or to a stockholder subject to special treatment under the U.S. federal income tax laws. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a particular stockholder. We urge each holder of our common stock and each option holder to consult his or her own tax advisor regarding the United States federal income or other tax consequences of the merger to such holder.

        The receipt of cash in exchange for shares in the merger will be a taxable transaction for federal income tax purposes. In general, a stockholder will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the stockholder's shares and that stockholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the stockholder, such gain or loss will be capital gain or loss, and it will be a long-term capital gain or loss if the stockholder held the shares for more than one year at the time of the merger. Gain or loss will be calculated separately for each block of shares owned by a stockholder, with a "block" consisting of shares acquired at the same cost in a single transaction.

        In general, cash received by stockholders who exercise appraisal rights will result in the recognition of gain or loss to such stockholders. Any stockholder considering exercising statutory appraisal rights should consult with his or her own tax advisor.

        Certain non-corporate stockholders may be subject to backup withholding at a 28% rate on cash payments received in exchange for shares in the merger or received upon the exercise of appraisal rights. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and requirements. Corporations generally are exempt from backup withholding. Stockholders should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the exchange agent.

        The foregoing discussion may not be applicable to certain types of stockholders, including stockholders who acquired their shares pursuant to the exercise of options or otherwise as compensation, individuals who are not citizens or residents of the United States and corporation or other entities organized under foreign law.

        If you hold an exercisable option that you received in connection with the performance of services, amounts you receive in cancellation of that option will be treated as compensation income. Such amounts will be taxable at ordinary income rates and will, if you received the option in connection with your employment, generally be subject to withholding of income and employment taxes. In addition, amounts paid to option holders may be subject to the backup withholding and information reporting rules discussed above.

        The federal income tax discussion above is included for general information only and is based upon present law. Stockholders are urged to consult their own tax advisors with respect to the specific tax consequences of the merger to them, including the application and effect of the alternative minimum tax and state, local and foreign tax laws.

Accounting Treatment

        For U.S. accounting and financial reporting purposes, the acquisition of our shares in the merger will be accounted for under the purchase method of accounting.

Regulatory Matters

        Other than compliance with applicable securities laws, there are no federal or state regulatory requirements to be complied with in order to complete the merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware. Apart from the foregoing, no federal or state regulatory requirements must be complied with or approval obtained in connection with the merger.

RISKS IF THE MERGER IS NOT COMPLETED

        In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors in deciding whether to vote for adoption of the merger agreement. If any of the following risks actually occurs, our business and prospects may be seriously harmed. In such case, the trading price of our common stock could decline.

        Failure to complete the merger could negatively impact our stock price and future business and operations.

        If the merger is not completed for any reason, we may be subject to a number of material risks, including the following:

  •
  We may be required to pay Docuforce a termination fee of $500,000;

  •
  The price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed; and

  •
  Costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

        In addition, our customers or suppliers may, in response to the announcement of the merger, delay or defer decisions concerning us. Any delay or deferral in those decisions by our customers or suppliers could have a material adverse effect on us. Similarly, our current and prospective employees may experience uncertainty about their future roles following the merger and until Docuforce's strategies with regard to our employees are announced or executed. This may adversely affect our ability to attract and retain key management, sales, marketing and technical personnel.

        Further, if the merger is terminated and our board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equal or higher price than the price to be paid in the merger. In addition, while the merger agreement is in effect, subject to compliance with applicable securities laws and fulfillment of our fiduciary duties, we are restricted from soliciting, initiating, encouraging or entering into extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Docuforce.

        The merger requires the vote of a majority of our outstanding shares in favor of adoption of the merger agreement. This may be difficult to obtain, and, our failure to obtain this vote could adversely affect our stock price and business as described above.

THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the merger agreement and is qualified in its entirety by the actual merger agreement attached as Appendix A. The following description may not contain all the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

Structure and Timing of the Merger

        On the second business day after all of the conditions to the merger agreement have been satisfied or waived, or at such other time as may be agreed upon by the parties:

  •
  Docuforce Acquisition Corp. and On-Site Sourcing will file a certificate of merger with the Secretary of State of the State of Delaware;

  •
  the merger will become effective at the time the certificate of merger is filed;

  •
  Docuforce Acquisition Corp. will be merged with and into On-Site Sourcing with On-Site Sourcing surviving as a direct, wholly-owned subsidiary of Docuforce, LLC; and

  •
  the separate existence of Docuforce Acquisition Corp. will cease as a result of the merger.

Treatment of Stock

        Upon the effectiveness of the merger, each outstanding share of our common stock, other than (i) treasury shares and (ii) shares held by stockholders who are entitled to, demand and have properly exercised appraisal rights will be converted into the right to receive a cash payment of $2.87 upon the surrender of the certificate representing such share to the exchange agent. No interest will be paid on the merger consideration of $2.87 per share of common stock.

Treatment of Stock Options

        Upon the effectiveness of the merger, all outstanding options to purchase our common stock will be accelerated with respect to vesting and then cancelled, without any action on the part of any holder of options. In exchange for cancellation, each holder of outstanding options to purchase our common stock with an exercise price less than $2.87 per share shall receive the right to receive a cash payment equal to the product obtained by multiplying (i) the excess of the $2.87 merger consideration over the applicable exercise price per share for such option, by (ii) the number of shares of common stock covered by such exercisable option. Record holders of exercisable options will not be required to submit anything to the exchange agent. The exchange agent will pay the merger consideration to such record holders promptly following the effectiveness of the merger.

        No consideration will be paid in respect of options with exercise prices equal to or greater than $2.87 per share.

Appraisal Rights

        Any record holder of our common stock who, in writing and prior to the vote on the merger, properly demands appraisal of such common stock and who does not vote in favor of the merger, will have the right, subject to compliance with statutory procedures, to receive payment of the appraised value of such shares. See "Appraisal Rights" on Page 17 and Appendix B to this proxy statement.

Representations and Warranties

        The merger agreement contains customary representations and warranties by us that relate to, among other things:

  •
  due corporate organization, valid existence, good standing and necessary corporate power to carry on our business;

  •
  our capitalization;

  •
  due authorization, execution and enforceability of the merger agreement;

  •
  our title to assets and the sufficiency of those assets for operation of our business;

  •
  the absence of conflicts between the merger agreement and our governing documents, our material contracts and applicable laws and required consents;

  •
  our material compliance with applicable laws;

  •
  required consents and approvals;

  •
  our compliance with material licenses and permits;

  •
  our compliance with federal securities laws and requirements, including filing of financial statements and other disclosure obligations;

  •
  pending or threatened litigation, actions and other proceedings related to us;

  •
  the absence of any brokers' or finders' fees payable by us;

  •
  statements regarding the status of our

  •
  accounts receivable and obligations for indebtedness
  •
  insurance policies
  •
  books and records
  •
  bank accounts
  •
  internet domain name
  •
  NASDAQ listing;

  •
  tax matters and our compliance with relevant tax laws;

  •
  our compliance with employment matters, including benefit plans and other ERISA matters;

  •
  our compliance with environmental laws;

  •
  matters related to our material contracts;

  •
  our rights to intellectual property;

  •
  the absence of certain material adverse changes since our last quarterly report; and

  •
  the absence of existing discussions with other parties regarding potential acquisition transactions.

        The merger agreement contains customary representations and warranties by Docuforce Acquisition Corp. and Docuforce that relate to, among other things:

  •
  due organization, valid existence, good standing and necessary power to carry on their business;

  •
  due authorization, execution and enforceability of the merger agreement;

  •
  the absence of conflicts between the merger agreement and their governing documents and applicable laws;

  •
  the absence of any ownership, or the right to acquire any equity interest, in our company other than pursuant to the merger agreement;

  •
  brokers' or finders' fees payable by Docuforce;

  •
  required consents and approvals;

  •
  adequacy of due diligence conducted by Docuforce;

  •
  sufficiency of funds or access to sufficient funds to pay the aggregate merger consideration as required by the merger agreement; and

  •
  due execution and delivery and enforceability of employment agreements with certain of our current officers.

        The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled "Representations and Warranties of Company" and "Representations and Warranties of Acquirer and Merger Sub" in Appendix A included with this proxy statement.

Covenants

        Conduct of Our Business.    We have agreed in the merger agreement that, unless Docuforce otherwise consents in writing and subject to certain exceptions, we will, prior to the completion of the merger, continue to conduct our operations in the ordinary course of business consistent with past practice. These restrictions include our agreement not to (with certain exceptions):

  •
  issue, redeem or sell any capital stock, securities convertible into shares of capital stock, or rights to acquire capital stock;

  •
  amend our certificate of incorporation or bylaws;

  •
  issue dividends or other distributions to our stockholders or effect any reclassification, split or combination of our common stock;

  •
  acquire, merge or consolidate with any other business or entity, or make a material acquisition or disposition of assets;

  •
  materially modify any material contracts;

  •
  authorize any single capital expenditure in excess of $50,000 (or $200,000 in the aggregate);

  •
  adopt or amend any employee benefit plan or enter any new employment or consulting agreement;

  •
  increase the compensation or benefits of any director, officer or employee;

  •
  grant any severance or termination pay to any director, officer or employee;

  •
  change any methods of business operations or accounting;

  •
  incur or increase any indebtedness for borrowed money or cancel any obligations in favor of our company without payment in full;

  •
  make any loans or advances other than ordinary expense advances to employees;

  •
  change any existing bank accounts or lock box arrangements;

  •
  terminate or waive any of our material rights or settle any single claim involving any of our obligations in excess of $50,000 (or $200,000 in the aggregate);

  •
  adopt or permit a "poison pill," stockholders rights plan or other similar plan; or

  •
  authorize any agreement to do any of the above.

        In certain circumstances our board of directors may take actions otherwise restricted above to comply with our board of directors' fiduciary duties. The covenants in the merger agreement relating to the conduct of our business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the merger agreement entitled "Conduct of Business By the Company" in Appendix A included with this proxy statement.

Access to Information

        Subject to a confidentiality agreement we entered into with Docuforce and prior notice to us, we have agreed to allow Docuforce and its employees, agents, counsel, accountants and financial consultants reasonable access to the offices, properties, books, records, files and other information of or relating to our business. In addition, Docuforce is specifically entitled to designate an individual to transition with our Chief Financial Officer and to have access without prior notice to us. Docuforce's requests for access to information must not unduly interfere with our business operations.

        In addition to the access to information above, we are obligated to provide certain interim financial information, including unaudited balance sheets and statements of income, to Docuforce shortly after entering into the merger agreement and monthly thereafter.

Mutual Covenants

        The merger agreement also contains a number of mutual covenants and agreements between us and Docuforce, including relating to:

  •
  fulfilling the conditions to the closing of the merger agreement, including the execution and delivery of the necessary documents and obtaining consents and approvals in order to consummate the merger;

  •
  publicity regarding the merger;

  •
  confidentiality restrictions; and

  •
  allocation of expenses.

No Solicitation

        In the merger agreement, we have agreed that prior to termination of the merger agreement, On-Site Sourcing and any of its officers, directors, employees, representatives and agents will not, directly or indirectly:

  •
  solicit, initiate, encourage or respond to any inquiries or proposals that are or could reasonably be expected to lead to an acquisition transaction other than the merger;

  •
  negotiate with or disclose any non-public information regarding our company to a third party in connection with an acquisition transaction other than the merger;

  •
  approve or recommend, or propose publicly to approve or recommend, an acquisition transaction other than the merger; or

  •
  withdraw or modify, or propose publicly to withdraw or modify, our board of directors' recommendation in favor of adoption of the merger agreement.

        However, the merger agreement does not prohibit us or our board of directors from furnishing information to or discussing any proposal with any third party that makes an unsolicited bona fide written takeover proposal, if our board of directors determines, in good faith, that these actions are required to comply with its fiduciary duties and that the proposal could reasonably be expected to result in a transaction that would be a superior proposal to the merger.

        We are obligated under the merger agreement to promptly notify Docuforce of any indication of interest, request for non-public information or offers regarding an acquisition transaction other than the merger, including reasonable details of the terms of such indication, request or offer.

Conditions to the Merger

        The parties' obligations to complete the merger are subject to the following conditions:

  •
  adoption of the merger agreement by a majority of the outstanding shares of our common stock;

  •
  no legal impediment that would make the merger illegal or otherwise prohibited;

  •
  all approvals, filings, and actions required for consummation of the merger have been obtained or made; and

  •
  no pending government investigations of our company that are likely to result in a material adverse effect or pending governmental action or proceeding seek to restrain or prohibit the merger.

        Our obligations to complete the merger are subject to the following additional conditions:

  •
  Docuforce and Docuforce Acquisition Corp.'s representations and warranties must be true and correct in all material respects at the time the merger is to become effective;

  •
  Docuforce and Docuforce Acquisition Corp. must have performed in all material respects all of their obligations under the merger agreement;

  •
  Docuforce and Docuforce Acquisition Corp. shall have obtained all consents required to consummate the merger; and

  •
  Docuforce and Docuforce Acquisition Corp. shall have delivered certain compliance certificates and opinions required by the merger agreement.

        Docuforce and Docuforce Acquisition Corp.'s obligations to complete the merger are subject to the following additional conditions:

  •
  our representations and warranties not qualified by materiality must be true and correct in all material respects and our qualified representations and warranties shall be true and correct, each at the time the merger is to become effective;

  •
  we must have performed in all material respects all of our obligations under the merger agreement;

  •
  we shall have obtained all consents required to consummate the merger except where such failure would not result in a material adverse effect;

  •
  we shall have delivered certain compliance certificates and opinions required by the merger agreement;

  •
  we shall have paid all our severance and bonus obligations including $150,000 retention bonus to Mr. Parikh; and

  •
  we shall have provided revised disclosure schedules to Docuforce.

Further Assurances

        Each of the parties to the merger agreement have agreed to use their commercially reasonable efforts to take promptly any actions necessary, proper or advisable to effectuate the merger and anything else contemplated by the merger agreement and to fulfill the conditions to closing of the merger. Each party, at the reasonable request of another party, has further agreed to execute and deliver such other instruments and do and perform such other acts and things as may be proper or advisable for consummation of the merger agreement. We have also agreed to take all reasonable steps to exempt the merger from certain takeover statutes under Delaware law, other than the statute pertaining to appraisal rights in Annex B to this proxy statement.

Property Transaction

        As a specific exclusion to any of the restrictions on us imposed by the merger agreement, Docuforce has agreed that we shall be free to consummate the previously announced property transaction involving our property located at 800 North Henry Street, Alexandria, Virginia. On December 30, 2003, we consummated the sale and leaseback of the property.

Public Announcements

        Docuforce and we have agreed to consult with each other before issuing any press release or making any public statement or other public or non-confidential disclosure regarding the terms of the merger agreement and the merger. We have further agreed that neither party will issue any press release or make any statement or disclosure without the prior approval of the other, which approval will not be unreasonably withheld, except as may be required by applicable law, the SEC or NASD regulations.

Proxy Statement and Special Meeting

        We agreed to prepare and file this proxy statement with the SEC as soon as practicable after the execution of the merger agreement and to call, give notice of and convene a special meeting of our stockholders for the purpose of seeking their adoption of the merger agreement. We have agreed to mail this proxy statement to our stockholders. We and Docuforce Acquisition Corp. will each use our best efforts to cause this proxy statement to comply with applicable federal and state securities law. We have agreed to include in the proxy statement the unanimous recommendation of our board of directors in favor of adoption of the merger agreement. Docuforce and we each agreed to provide promptly to the other such information concerning business and financial statements and affairs as may be required or appropriate for inclusion in the proxy statement.

Indemnification and Insurance

        Docuforce has agreed that all rights of indemnification and limitations on liability in favor of our directors or officers in our certificate of incorporation or bylaws will be honored by the surviving company following the merger, and will continue in full force and effect. Docuforce has agreed to cause the surviving company to fulfill and honor these obligations in all respects and has guaranteed the surviving company's satisfaction of those obligations.

        Docuforce has further agreed that it will maintain, and cause the surviving company to maintain, any directors' and officers' liability insurance that we obtained or held prior to the merger.

Amendment

        The merger agreement may not be amended except in writing and signed on behalf of each of the parties.

Termination

        The merger agreement may be terminated at any time prior to completion of the merger:

  (1)
  by mutual written consent of Docuforce and us;

  (2)
  by either Docuforce or us if:

  •
  the merger is not consummated by February 28, 2004, or, in the event the preliminary proxy statement is reviewed or monitored by the SEC, by March 26, 2004, provided that the terminating party is not then in breach in any material respect of the merger agreement;

  •
  a court or other governmental entity has taken any action restraining or otherwise prohibiting the merger and such action is final and nonappealable; or

  •
  the special meeting of stockholders has been held without being adjourned and the required approval of our stockholders has not been obtained.

  (3)
  by Docuforce if:

  •
  there has been a material adverse effect with respect to our company;

  •
  our board of directors withdraws or modifies, or resolves to withdraw or modify, its recommendation of the merger agreement or the merger in a manner adverse to Docuforce, or our board of directors recommends any acquisition transaction other than the merger;

  •
  a tender offer or exchange offer for 40% or more of our outstanding stock is commenced and our board of directors fails to send notice to our stockholders recommending rejection of such offer; or

  •
  we are in material breach of the merger agreement, the breach is not curable and the breach would cause a failure by us to satisfy Docuforce's conditions to closing, provided that neither Docuforce nor Docuforce Acquisition Corp. is then in breach in any material respect of the merger agreement.

  (4)
  by us if:

  •
  we enter into a definitive written agreement for an acquisition transaction other than the merger, provided that we have given Docuforce advance notice and the transaction is a superior proposal resulting from an unsolicited written proposal; or

  •
  Docuforce or Docuforce Acquisition Corp. is in material breach of the merger agreement, the breach is not curable and the breach would cause a failure to satisfy our conditions to closing, provided that neither Docuforce nor Docuforce Acquisition Corp. is then in breach in any material respect of the merger agreement.

Effects of Termination

        Termination Fee.    If the merger agreement has not already been terminated, we are obligated to pay Docuforce $500,000 in cash within 10 days of consummation of an acquisition transaction other than the merger that is proposed within four months from December 26, 2003 (the date of the merger agreement) and consummated within one year of the same date.

        If the merger agreement is terminated by us to pursue a superior proposal or by Docuforce where we withdrew our support for the merger, we are obligated to pay Docuforce $500,000 in cash within 10 days of such termination.

        Sole Remedy.    In most circumstances, the merger agreement limits the parties' available remedies to the termination rights and termination fees described above. However, there is no limitation on a party's remedies where the other party fails to close the transaction despite satisfaction of closing conditions or where the merger agreement is terminated due to the other party's breach of the merger agreement's representations and warranties, covenants or agreements.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1—ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

PROPOSAL NO. 2—ADJOURNMENT OF THE SPECIAL MEETING

        If at the special meeting on February    , 2004, the number of shares of our common stock present or represented by proxy in favor of adoption and approval of the merger agreement is insufficient under Delaware law, then we may move to adjourn the special meeting in order to enable us to continue to solicit additional proxies in favor of Proposal No. 1. In that event we will only ask you to vote on this Proposal No. 2 and not on Proposal No. 1.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the special meeting to a date not later than March    , 2004. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and use the additional time to solicit additional proxies in favor of the merger.

        Under our certificate of incorporation and bylaws, the adjournment proposal requires the approval of a majority of the shares represented in person or by proxy at the special meeting and eligible to vote on the proposal. Therefore, broker non-votes will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against the adjournment proposal.

        Our board of directors believes that if the number of shares of our common stock present or represented at the special meeting and voting in favor of the merger is insufficient to approve the merger, it is in the best interests of our stockholders to enable our board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the merger to bring about adoption and approval of the merger agreement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2—ADJOURNMENT OF THE SPECIAL MEETING

MARKET PRICE AND DIVIDEND INFORMATION

        Our common stock is listed on the NASDAQ SmallCap Market under the symbol "ONSS." As of January 1, 2004 we had 5,599,225 common shares outstanding and we had approximately 40 stockholders of record. The number of stockholders does not take into account those stockholders whose certificates are held by broker-dealers or other nominees. The following table sets forth the range of high and low sale prices of our common stock for each calendar quarterly period as reported on the NASDAQ SmallCap Market.

	Price Per Share
	High	Low
2003
First Quarter	$1.800	$1.380
Second Quarter	1.970	1.500
Third Quarter	2.050	1.220
Fourth Quarter	2.810	1.080
2002
First Quarter	$3.730	$2.750
Second Quarter	3.490	2.850
Third Quarter	3.200	2.500
Fourth Quarter	2.480	1.350
2001
First Quarter	$1.781	$1.250
Second Quarter	2.200	1.150
Third Quarter	3.090	1.950
Fourth Quarter	3.600	2.060

        On October 27, 2003, the last full trading day prior to the announcement of the proposed merger, the last reported sales price per share was $1.45. On January 14, 2004 the most recent practicable trading day prior to the date of this proxy statement, the last reported sales price was $2.75. You should obtain current market price quotations for shares of our common stock in connection with voting your shares.

        We have never declared or paid any cash dividends on our common stock. Our current policy is to retain earnings to finance future operations, expansion and capital investments. Following the merger, our common stock will not be traded on any public market.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of January 1, 2004, the amount of On-Site Sourcing, Inc. common stock beneficially owned by each of its directors, its most highly compensated executive officers during fiscal year 2003, and all directors and executive officers as a group:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Common Stock(1)		Percent of Class
Christopher Weiler	407,892	(2)	6.8%
Arne Christensen	229,440	(2)	3.9%
Jason Parikh	126,733	(2)	2.2%
Denis Seynhaeve	582,167	(2)(4)	9.4%
Clifford Kendall	171,739	(2)	3.0%
Michael Brant	21,000	(2)	*
Jorge Forgues	53,667	(2)	*
Michael Meyer	32,334	(2)	*
Robert Pivik	57,500	(2)(3)	1.0%
Martin Lauzze	35,000	(2)	*
All directors and executive officers as a group (10 persons)	1,717,472	(2)	23.5%

*
Less than 1%
(1)
Except as otherwise noted below, all shares are owned beneficially by the individual or entity listed with sole voting and/or investment power.
(2)
Includes the following shares subject to options that are exercisable currently or exercisable within 60 days (assuming closing of the merger): Mr. Weiler—39,667, Mr. Christensen—36,000, Mr. Parikh—63,333, Mr. Seynhaeve—51,667, Mr. Kendall—18,334, Mr. Brant—20,000, Mr. Forgues—51,667, Mr. Meyer—18,334, Mr. Pivik—7,500, and Mr. Lauzze—30,000.
(3)
Includes 13,000 shares held in a family trust fund.
(4)
Includes shares held by the following: Andre Seynhaeve—146,000, Laure Seynhaeve—90,000, Guillaume Seynhaeve—38,000, Maud Seynhaeve—38,000, Audrey Seynhaeve—36,500, and the GAMA Foundation—12,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information concerning each person known by On-Site Sourcing, Inc. to own beneficially more than 5% of the outstanding shares of On-Site Sourcing, Inc. common stock as of January 1, 2004.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Common Stock(1)		Percent of Class
Koonce Securities, Inc 6550 Rock Spring Drive, Suite 600 Bethesda, MD 20817	524,406	(3)	8.6%
Loeb Partners Corporation 61 Broadway New York, New York 10006	342,635	(2)	5.8%
Christopher Weiler	407,892	(4)	6.8%
Denis Seynhaeve	582,167	(4)	9.4%

(1)
Except as otherwise noted below, all shares are owned beneficially by the individual or entity listed with sole voting and/or investment power.
(2)
Based solely upon information contained in a Schedule 13D provided to us, Loeb Arbitrage Fund reports to have sole voting and dispositive power over 290,416 shares. Loeb Partners Corporation reports to have sole voting and dispositive power over 17,122 shares and shared voting and dispositive power over 11,128 shares. Loeb Offshore Fund reports to have sole voting and dispositive power over 23,969 shares.
(3)
Based solely upon information contained in a Schedule 13G provided to us, Koonce Securities, Inc. reports to have sole voting and dispositive power over 421,906 shares and shared dispositive power over 102,500 shares.
(4)
Includes the following shares subject to options that are exercisable currently or exercisable within 60 days (assuming closing of the merger): Mr. Weiler — 39,667, Mr. Seynhaeve — 51,667. Mr. Weiler's and Mr. Seynhaeve's mailing address is 832 N. Henry Street, Alexandria, Virginia 22314.

OTHER MATTERS

        At the time of preparation of this proxy statement, our board of directors knows of no other matters which will be acted upon at the special meeting other than the matters described in this proxy statement. If any other matters are presented for action at the special meeting or at any adjournment of the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

FUTURE STOCKHOLDER PROPOSALS

        In the event that the merger is not consummated, according to the deadline for submission of proposals of stockholders for inclusion in the proxy statement for our 2004 Annual Meeting, such proposals must have been received not later than December 3, 2003. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, as well as the requirements of our certificate of incorporation and bylaws.

        Those stockholder proposals that are not intended to be included in our proxy statement for such meeting, but that are intended to be presented by the stockholder at such Annual Meeting must be received not later than the close of business on February 16, 2004. The proposal must include a brief description of the business desired to be brought before the meeting, the shareholder's name and address, the number of shares owned by the stockholder and disclosure of any material interest the stockholder may have in the matter proposed. If a stockholder wishing to present a proposal at our 2004 Annual Meeting fails to notify us by February 16, 2004, the proxies that our management receives for the Annual Meeting will confer discretionary authority to vote on any stockholder proposals properly presented at that meeting.

WHERE YOU CAN FIND MORE INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the Securities and Exchange Commission public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov."

        Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE DATE OF THIS PROXY STATEMENT IS JANUARY    , 2004. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY LATER DATE THAN THE DATE OF THE PROXY STATEMENT, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

GENERAL

        We will pay the costs of soliciting proxies. In addition to the use of the mails, our directors, officers or regular employees (who will not be compensated separately for their services) may personally solicit proxies by mail, telephone, telegraph, electronic mail, cable or personal discussion. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. We may reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of our common stock.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to our corporate Secretary a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the special meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of common stock in person at the meeting.

        Any notice revoking a proxy should be sent to Jason Parikh, Secretary of On-Site, Inc., 832 North Henry Street, Alexandria, Virginia, 22314.

        Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope or submit your proxy by telephone or the Internet.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                      By Order of the Board of Directors

                      Jason Parikh
                      Secretary

Alexandria, Virginia
January    , 2004

APPENDIX A
EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into this 26th day of December, 2003, by and among ON-SITE SOURCING, INC., a Delaware corporation, (the "COMPANY"); DOCUFORCE, LLC, a Georgia limited liability company ("ACQUIRER"); and DOCUFORCE ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Acquirer ("MERGER SUB"). The Company, Acquirer, and Merger Sub are referred to individually herein as a "PARTY" and collectively as the "PARTIES."

RECITALS

        WHEREAS, the Company is in the business of providing digital imaging, reprographics, and color and digital printing to law firms and other organizations throughout the United States (the "BUSINESS");

        WHEREAS, upon the terms and subject to the conditions set forth herein, the Boards of Directors of the Company, Acquirer and Merger Sub have each determined that it is in the best interests of their respective stockholders for Merger Sub to be merged with and into the Company, with the surviving corporation becoming a wholly-owned subsidiary of Acquirer, which transaction is intended to be treated for federal income tax purposes as a taxable acquisition of the stock of the Company by Acquirer; and

        WHEREAS, in furtherance of such acquisition, the Board of Directors and stockholders of each of Merger Sub and the Company have approved the merger of Merger Sub with and into the Company in accordance with the Delaware General Corporation Law and upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.     DEFINITIONS.

        "ACQUIRER" has the meaning set forth in the preface above.

        "ALTERNATIVE TRANSACTION" has the meaning set forth in Section 6.4(iv) below.

        "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

        "ASSETS" has the meaning set forth in Section 4.4 below.

        "BUSINESS" has the meaning set forth in the Recitals above.

        "BUSINESS EMPLOYEES" has the meaning set forth in Section 4.16(a) below.

        "CAUSE" means, where an employee of the Company (i) is convicted of or pleads guilty or nolo contendere to any misdemeanor (other than for minor infractions) involving fraud, breach of trust, misappropriation, or other similar activity, or any felony, or (ii) willfully commits an act of fraud, material dishonesty, or gross negligence with respect to the Company, or (iii) otherwise acts with willful disregard for the Company's best interests, and such action does or is likely to result in material harm to the Company or its business prospects.

        "CERTIFICATE" and "CERTIFICATES" have the meanings set forth in Section 3.5(a) below.

        "CERTIFICATE OF MERGER" has the meaning set forth in Section 2.3 below.

        "CFO" has the meaning set forth in Section 7.2(d)(vii) below.

        "CLOSING" has the meaning set forth in Section 2.2 below.

        "CLOSING DATE" has the meaning set forth in Section 2.2 below.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMPANY" has the meaning set forth in the preface above.

        "COMPANY BOARD" has the meaning set forth in Section 2.5 below.

        "COMPANY RECOMMENDATIONS" has the meaning set forth in Section 2.5(c) below.

        "COMPANY SHARE" means any share of the Common Stock, $.01 par value per share, of the Company.

        "COMPANY STOCKHOLDER" means any Person who or which holds any Company Shares.

        "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section 6.8 below.

        "CONSTITUENT CORPORATIONS" has the meaning set forth in Section 2.7 below.

        "CONTRACT" has the meaning set forth in Section 4.18 below.

        "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, Title 8, Delaware Code 1953, as amended.

        "DISSENTING SHARES" has the meaning set forth in Section 3.2 below.

        "DOL" has the meaning set forth in Section 4.16(b) below.

        "EFFECTIVE TIME" has the meaning set forth in Section 2.4(a) below.

        "ENVIRONMENTAL LAWS" has the meaning set forth in Section 4.17 below.

        "EXERCISABLE OPTIONS" has the meaning set forth in Section 3.3 below.

        "ERISA AFFILIATE" has the meaning set forth in Section 4.16(a) below.

        "EMPLOYEE BENEFIT PLAN" has the meaning set forth in Section 4.16 below.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCHANGE AGENT" means Continental Stock Transfer.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "GOVERNMENTAL AUTHORITY" has the meaning set forth in Section 4.5 below.

        "HAZARDOUS MATERIAL" has the meaning set forth in Section 4.17 below.

        "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.19 below.

        "IRS" means the Internal Revenue Service.

        "KNOWLEDGE" means, as to the Company, the actual knowledge after reasonable inquiry of its CFO or Chief Executive Officer.

        "LAWS" has the meaning set forth in Section 4.5 below.

        "LICENSES AND PERMITS" has the meaning set forth in Section 4.7 below.

        "MATERIAL ADVERSE EFFECT" means any effect that is or may reasonably be expected to be materially adverse to the business operations, financial condition, or Assets of the Company, taken as a whole, provided that such term shall not include effects that are resulting (i) from economic or financial market conditions generally, or (ii) from any matter or facts previously disclosed in Public Reports or this Agreement (other than those matters or facts contained in a Revised Schedule that were not contained in the initial Schedule to this Agreement that was superceded by such Revised Schedule).

        "MERGER" has the meaning set forth in Section 2.1 below.

        "MERGER CONSIDERATION" means the amount to be received by Company Stockholders or the holders of Exercisable Options in exchange for their Company Shares and Stock Options, as the case may be, pursuant to the provisions of Sections 3.2 and 3.3 below.

        "MERGER PRICE" has the meaning set forth in Section 3.2 below.

        "MERGER SUB" has the meaning set forth in the preface above.

        "MOST RECENT 10-Q" means the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2003, including all notes and disclosures.

        "OPTION PLANS" has the meaning set forth in Section 3.3 below.

        "OPTION PURCHASE PRICE" has the meaning set forth in Section 3.3 below.

        "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "PARTY" or "PARTIES" has the meaning set forth in the preface above.

        "PBGC" has the meaning set forth in Section 4.16(b) below.

        "PERMITTED LIENS" means (i) liens for Taxes not yet due or payable, or for Taxes being contested in good faith in appropriate proceedings, (ii) liens that do not materially detract from or interfere with the use of the assets subject thereto or affected thereby or otherwise materially impair business operations involving such assets, (iii) liens securing debt that is reflected in the Public Reports, and (iv) with respect to Real Property, (A) mechanics and similar statutory liens, (B) zoning, building, and other land use laws imposed by any Governmental Authority, and (C) easements, covenants, conditions, restrictions and other matters of record affecting title to such property.

        "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business association or entity or a governmental entity (or any department, agency, or political subdivision thereof).

        "PROPERTIES" has the meaning set forth in Section 4.17(i) below.

        "PROPERTY TRANSACTION" has the meaning set forth in Section 6.13 below.

        "PROXY STATEMENT" has the meaning set forth in Section 2.5(b) below.

        "PUBLIC REPORTS" has the meaning set forth in Section 4.8 below.

        "REAL PROPERTY" means all real property currently leased by the Company.

        "REQUISITE COMPANY STOCKHOLDER APPROVAL" means, with respect to the Company, the affirmative vote of the holders of a majority of the outstanding Company Shares in favor of this Agreement and the Merger.

        "REVISED SCHEDULES" has the meaning set forth in Section 7.2(f) below.

        "SEC" means the Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SPECIAL STOCKHOLDER MEETING" has the meaning set forth in Section 2.5(a) below.

        "STOCK OPTIONS" has the meaning set forth in Section 3.3 below.

        "SUBSIDIARY" means any corporation or other organization, whether incorporated or unincorporated, with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or others performing similar functions.

        "SUPERIOR PROPOSAL" has the meaning set forth in Section 6.4(iv) below.

        "SURVIVING CORPORATION" has the meaning set forth in Section 2.1 below.

        "TAX" or "TAXES" has the meaning set forth in Section 4.14(m)(i).

        "TAX RETURN" has the meaning set forth in Section 4.14(m)(ii).

        "TAX RULING" has the meaning set forth in Section 4.14(m)(iii).

        "THIRD PARTY" means a Person other than a Party hereto.

2.     MERGER.

        2.1    THE MERGER.    At the Effective Time, upon the terms and subject to the conditions of this Agreement, Merger Sub will merge with and into the Company (the "MERGER"). Following the Effective Time, the separate existence of Merger Sub shall cease, and the Company shall be the corporation surviving the Merger (the "SURVIVING CORPORATION") and shall be governed by the laws of the State of Delaware.

        2.2    CLOSING.    The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Wilmer Cutler & Pickering, 1600 Tysons Boulevard, 10th Floor, McLean, Virginia, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of the conditions set forth in Article 7 (other than conditions with respect to actions the respective Parties will take at the Closing itself) or at such location and on such other date as the Parties may mutually determine (the "CLOSING DATE").

        2.3    ACTIONS AT THE CLOSING.    At the Closing, (i) the Company will deliver to Acquirer and Merger Sub the various certificates, instruments, and documents referred to in Section 7.2 below, (ii) Acquirer and Merger Sub will deliver to the Company the various certificates, instruments, and documents referred to in Section 7.3 below, (iii) Merger Sub and the Company will file with the Secretary of State of the State of Delaware a certificate of merger in such form as required by, and executed and certified in accordance with, the relevant provisions of the Delaware General Corporation Law (the "CERTIFICATE OF MERGER"), and (iv) Acquirer will deliver to Exchange Agent, in the manner provided in Section 3.5 below, the aggregate Merger Consideration.

        2.4    EFFECT OF MERGER.

          (a)   GENERAL. The Merger shall become effective at such time as Merger Sub and the Company file the Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be as early as practicable on the Closing Date, or at such subsequent date or time as Acquirer and the Company shall agree and specify in the Certificate of Merger (the "EFFECTIVE TIME"). The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Merger Sub or the Company in order to carry out and effectuate the transactions contemplated by this Agreement.

          (b)   CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub in effect at and as of the Effective Time will be the certificate of incorporation of the Surviving Corporation upon and following the Merger.

          (c)   BYLAWS. The bylaws of Merger Sub in effect at and as of the Effective Time will be the bylaws of the Surviving Corporation upon and following the Merger.

          (d)   DIRECTORS AND OFFICERS. The directors and officers of Merger Sub in office at and as of the Effective Time will be the directors and officers of the Surviving Corporation upon and following the Merger, in each case until their respective successors are duly elected or appointed and qualified.

        2.5    SPECIAL STOCKHOLDER MEETING.    The Company, acting through the board of directors of the Company (the "COMPANY BOARD"), shall, in accordance with all applicable Laws:

          (a)   duly call, give notice of, convene and hold a special meeting of the Company Stockholders (the "SPECIAL STOCKHOLDER MEETING") as promptly as practicable for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

          (b)   (i) as soon as practicable after the date hereof, but in no event later than twenty (20) days from the date hereof, prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement (provided, however, that the Company shall submit a draft of such preliminary proxy statement to Acquirer for its review and approval as soon as practicable, but in no event less than five (5) business days, prior to filing such proxy statement with the SEC), (ii) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Acquirer, respond promptly to any comments made by the SEC with respect to the preliminary proxy statement, and (iii) cause a definitive proxy statement, including any amendment or supplement thereto (the "PROXY STATEMENT"), to be mailed to the Company Stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Acquirer and its counsel. The Company will advise Acquirer, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Acquirer, or any of their respective Affiliates, officers or directors, should be discovered by the Parties which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the Company Stockholders;

          (c)   include in the Proxy Statement the recommendation of the Company Board that the Company Stockholders vote in favor of the approval of the Merger and the adoption of this Agreement (the "COMPANY RECOMMENDATIONS") at the Special Stockholder Meeting; and

          (d)   use its commercially reasonable efforts to solicit from holders of Company Shares proxies in favor of the Merger and shall take all other reasonable and lawful action necessary or, advisable to secure any vote or consent of the Company Stockholders required by the Delaware General Corporation Law to effect the Merger.

        Acquirer agrees that it will provide the Company with all of the information concerning Acquirer and Merger Sub required to be included in the Proxy Statement.

        2.6    CLOSING OF TRANSFER RECORDS.    As of and after the Effective Time, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

        2.7    TAKING OF NECESSARY ACTION; FUTURE ACTION.    Each of the Parties will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible subject to the satisfaction of the closing conditions set forth in Article 7 hereof. If at any time after the Effective Time, the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Merger Sub (collectively, the "CONSTITUENT CORPORATIONS") acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such Constituent Corporation or otherwise, all such other lawful actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

3.     CONVERSION OF SECURITIES.

        3.1    CONVERSION OF MERGER SUB SHARES.    At and as of the Effective Time, by virtue of the Merger and without further action on the part of Merger Sub or Acquirer (the sole holder of the capital stock of Merger Sub), each share of capital stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and shall be converted into and become one fully paid and non-assessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation.

        3.2    CONVERSION OF COMPANY SHARES.    Subject any adjustments pursuant to Section 3.4 below, at and as of the Effective Time, by virtue of the Merger and without further action on the part of the Company or the holders of Company Shares, each Company Share that is issued and outstanding immediately prior to the Effective Time (other than Company Shares if any, held by Persons who have not voted such shares for approval of the Merger and with respect to which such Persons shall become entitled to exercise dissenters' rights in accordance with Section 262 of the Delaware General Corporation Law ("DISSENTING SHARES")) shall automatically be cancelled and extinguished and converted into the right to receive cash equal to $2.87 per share (the "MERGER PRICE"). After the Effective Time, no Company Share shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.2 or Section 3.6 hereof. Immediately prior to the Closing, all Company Shares, if any, that are held by the Company as treasury stock shall be cancelled and retired and shall cease to exist and no consideration shall be delivered therefor.

        3.3    COMPANY STOCK OPTIONS.    Subject to any adjustments pursuant to Section 3.4 below, at and as of the Effective Time, by virtue of the Merger and without further action on the part of the Company or the holders of Stock Options, all stock options issued by the Company outstanding on the date thereof to purchase Company Shares (collectively, "STOCK OPTIONS") pursuant to all Stock Option Plans (collectively, the "OPTION PLANS") or other contractual rights of the Company shall be automatically accelerated with respect to vesting and then cancelled and extinguished. Each holder of those Stock Options listed on Schedule 3.3 ("Exercisable Options") shall receive, in exchange for such cancellation, the right to receive an amount equal to (i) the Merger Price minus the exercise price per share (the "OPTION PURCHASE PRICE"), multiplied by (ii) the number of Company Shares underlying the Exercisable Options held by such holder as of the Effective Time. Schedule 3.3 lists all Exercisable Options and states the holder of such options, the number of Company Shares underlying such options as of the date hereof, the option grant dates, and the exercise price per share of such options. For the avoidance of doubt, all Stock Options that have an exercise price per share that is less than the Merger Price as of the Effective Time, shall be Exercisable Options, whether or not currently exercisable and all Stock Options that have an exercise price per share that is equal to or greater than the Merger Price shall not be Exercisable Options. No consideration hereunder or otherwise shall be payable in respect of Stock Options that are not Exercisable Options as of the Effective Time, except where any such Exercisable Options are exercised on or after the date hereof and prior to the Effective Time.

        3.4    ADJUSTMENTS.    If, between the date of this Agreement and the Effective Time, (a) the outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period, or (b) the Company shall have issued additional Company Shares or granted additional options, warrants or convertible rights thereto, then the Merger Price shall be adjusted accordingly to assure that the aggregate consideration to be paid by Acquirer hereunder will not change as a result of such issuances, grants, reclassification, recapitalization, split-up, combination, exchange or dividend (it being acknowledged that the Company elsewhere herein covenants not to take any of the actions described in (a) or (b) above), provided that no adjustment shall be made as a result of an issuance by the Company of Company Shares upon exercise of outstanding Stock Options.

        3.5    PROCEDURE FOR PAYMENT.

          (a)   MERGER CONSIDERATION. Except as set forth herein, from and after the Effective Time, each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding Company Shares ("CERTIFICATE" or "CERTIFICATES") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Merger Consideration for each Company Share so represented by the Certificate or Certificates surrendered by such holder thereof. Each holder of an Exercisable Option shall be identified by the Company in writing provided to the Exchange Agent prior to the Effective Time and will not be required to surrender any other evidence of such interest prior to receiving the Merger Consideration.

          (b)   EXCHANGE AGENT. At or simultaneous with the Closing:

            (i)    Subject to Section 3.5(g), Acquirer will furnish the Exchange Agent an amount equal to the aggregate Merger Consideration, and irrevocable instructions to deliver to each record holder of outstanding Company Shares or Exercisable Options an amount equal to (A) with regard to Company Shares converted pursuant to Section 3.2, the product of (1) the Merger Price multiplied by (2) the number of outstanding Company Shares held by such Person, and (B) with regard to Exercisable Options cancelled pursuant to Section 3.3, the product of (1) the Option Purchase Price multiplied by (2) the number of Company Shares underlying all Exercisable Options held by such Person; and

            (ii)   Acquirer will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each such record holder of outstanding Company Shares for the holder to use in surrendering the Certificates that represented the holder's Company Shares in exchange for the Merger Consideration to which the holder is entitled. Such letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificate or Certificates shall pass only upon proper delivery of the Certificate or Certificates to the Exchange Agent, and the Exchange Agent shall advise such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate or Certificates in exchange for the appropriate Merger Consideration. Upon surrender to the Exchange Agent of a Certificate or Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may be reasonably requested, the Exchange Agent shall, pursuant to the Merger, promptly deliver the appropriate Merger Consideration to the Person entitled to the Merger Consideration for each Company Share so represented by the Certificate or Certificates surrendered by such holder thereof, and such Certificate or Certificates shall forthwith be cancelled.

          (c)   TRANSFER OF CERTIFICATES. If delivery of all or part of the Merger Consideration is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition of such delivery or exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

          (d)   RIGHT TO MERGER CONSIDERATION. Until surrendered and exchanged in accordance with this Section 3.5, each Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration for such Certificate, and any holder thereof shall have no ownership or other rights with respect to such Company Shares represented by a Certificate. No interest shall accrue or be payable on any Merger Consideration. None of the Exchange Agent, Acquirer, or the Company shall be liable to any holder of Company Shares or Exercisable Options for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e)   TERMINATION OF EXCHANGE AGENT. Acquirer may cause the Exchange Agent to return any Merger Consideration remaining unclaimed 180 days after the Effective Time to Acquirer, and thereafter each remaining record holder of outstanding Company Shares or Exercisable Options shall be entitled to look to Acquirer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Merger Consideration to which such Person is entitled upon surrender of such Person's Certificates or in respect of Exercisable Options, as the case may be.

          (f)    FEES OF EXCHANGE AGENT. The Company, or the Surviving Corporation from and after the Effective Time, shall pay all charges and expenses of the Exchange Agent.

          (g)   WITHHOLDING RIGHTS. Each of the Exchange Agent, Acquirer and the Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares or Exercisable Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or Acquirer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Shares or Exercisable Options, as the case may be, in respect of which such deduction and withholding was made by the Company or Acquirer.

          (h)   LOST CERTIFICATES. Subject to Section 3.5(e) hereof, if any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

3.6   DISSENTING SHARES

          (a)   Notwithstanding any other provisions of this Agreement to the contrary, any Dissenting Shares shall not be converted into the right to receive the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware General Corporation Law. The Company agrees that, except with the prior written consent of Acquirer, or as required under Delaware General Corporation Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware General Corporation Law, becomes entitled to payment of the fair value for Company Shares shall receive payment therefore (but only after such value shall have been agreed upon or finally determined pursuant to such applicable law provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, the Exchange Agent shall issue and deliver upon surrender by such holder of certificate or certificates representing Company Shares, the Merger Consideration to which such holder would otherwise be entitled under this Agreement.

          (b)   The provisions of this Article 3 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquirer under this Article 3 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such share the Merger Consideration to which such holder is entitled pursuant to this Article 3.

4.     REPRESENTATIONS AND WARRANTIES OF COMPANY.

        In order to induce Acquirer and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes the following representations and warranties to Acquirer and Merger Sub, each of which representations and warranties is relied upon by Acquirer and Merger Sub:

        4.1    ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.    The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 4.1, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture, or other business association or entity. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company beneficially owns all of the outstanding capital stock or other form of equity of its Subsidiary.

        4.2    CAPITALIZATION.    The authorized capital stock of the Company consists of 20,000,000 Company Shares, of which, as of the date hereof, 5,599,225 Company Shares are issued and outstanding, 113,590 Company Shares are held in the treasury of the Company and 627,333 Company Shares are issuable in respect of Exercisable Options. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid, and nonassessable. No material change in such capitalization has occurred between September 30, 2003 and the date of this Agreement. Except as set forth in Schedule 4.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind, character or nature, contingent or otherwise, including, without limitation, any stockholders' rights plan, that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights of any kind, character or nature, contingent or otherwise, with respect to the Company.

        4.3    AUTHORIZATION OF TRANSACTION.    The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder subject to receiving the Requisite Company Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Company Board and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize this Agreement and to consummate the transactions so contemplated other than the Requisite Company Stockholder Approval and the filing of the Certificate of Merger. This Agreement has been duly executed and delivered and, assuming this Agreement constitutes a valid and binding obligation of Acquirer and Merger Sub, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable remedies may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The duly elected officers and directors of the Company are set forth on Schedule 4.3. True, correct and complete copies of the governing documents and all minutes of the Company are contained in the minute books of the Company, and any stock certificates not outstanding are contained in the stock book of the Company. True, correct and complete copies of the minute books and stock books of the Company have been made available to Acquirer or its representatives.

        4.4    TITLE TO ASSETS.    Other than as set forth on Schedule 4.4 or as reflected in the Public Reports, the Company has good and valid title to all of the assets reflected in the Most Recent 10-Q (and valid and enforceable leasehold interests in the Real Property reflected in such Most Recent 10-Q) except for assets disposed of since the date of such Most Recent 10-Q in the Ordinary Course of Business (collectively, the "ASSETS"), free and clear of any liens, pledges, encumbrances, or similar rights of third parties, except for Permitted Liens. All of the Assets are in satisfactory operating condition, normal wear and tear excepted, except where such condition would not result in a Material Adverse Effect.

        4.5    NONCONTRAVENTION.    Other than the consents, approvals, authorizations and other actions listed on Schedule 4.5, the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any foreign, federal, state, or local government, court, administrative, regulatory or other governmental agency, commission or authority, or any non-governmental self-regulatory agency, commission or authority (collectively, "GOVERNMENTAL AUTHORITY"), (b) violate the terms of any Contract in a material respect, or be in material conflict with, result in a material breach of or constitute (upon the giving of notice or lapse of time or both) a material default under any such Contract, or result in the creation of any lien upon any of the Assets other than a Permitted Lien, (c) violate any applicable order, writ, injunction, decree, judgment, restriction, ruling, law, or regulation (collectively, "LAWS") of any Governmental Authority, or (d) violate the certificate of incorporation or bylaws of the Company.

        4.6    COMPLIANCE WITH LAWS.    To the Company's Knowledge, except as set forth on Schedule 4.6, the Company is in material compliance with all applicable Laws of all applicable Governmental Authorities. Other than as set forth on Schedule 4.6, since September 30, 2003, the Company has received no written notice of any noncompliance with the foregoing which has not been cured in all material respects.

        4.7    LICENSES AND PERMITS.    Except as set forth on Schedule 4.7, the Company holds and is in compliance with all material licenses, permits, concessions, grants, franchises, approvals and authorizations necessary or required for the use or ownership of the Assets and the operation of the Business ("LICENSES AND PERMITS"). Except as set forth on Schedule 4.7, the Company has not received within the preceding twelve (12) months written notice of any material violations in respect of any such Licenses and Permits. No proceeding is pending or, to the Company's Knowledge, threatened, which seeks revocation or limitation of any such Licenses and Permits.

        4.8    PUBLIC REPORTS.    Since December 31, 2001, the Company has filed all registration statements, annual and quarterly reports, current reports on Form 8-K, information statements and definitive proxy statements required to be filed by the Company with the SEC ("PUBLIC REPORTS"). Each of such Public Reports has complied with the Securities Act and/or the Exchange Act (as in effect at such times), as applicable, in all material respects. None of such Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        4.9    FINANCIAL INFORMATION.

          (a)   FINANCIAL REPORTS. The financial statements included in or incorporated by reference into Public Reports (including the related notes and schedules) since December 31, 2001 were prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, present fairly in all material respects, the financial condition of the Company as of the indicated dates and the results of operations and cash flows of the Company for the indicated periods, and are consistent with the books and records of the Company; provided, however, that the interim statements are subject to normal year-end adjustments that are not expected to be material in amount.

          (b)   UNDISCLOSED LIABILITIES. On the date hereof, there are no material liabilities or obligations of the Company of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, except for (i) those that are reflected or reserved against as to amount in the December 31, 2002 audited consolidated balance sheet or in the notes thereto, (ii) those that are specifically set forth on Schedule 4.9, (iii) those that are reflected in the Most Recent 10-Q (subject to normal recurring year-end adjustments, the effect of which will not have a Material Adverse Effect) and/or, (iv) current liabilities incurred in the Ordinary Course of Business since September 30, 2003. Since September 30, 2003, there has not been any change by the Company in accounting practices, principles or methods.

        4.10    SUFFICIENCY OF ASSETS.    Except as set forth on Schedule 4.10, the Assets constitute all the material assets of any nature with which the Company has conducted the Business for the preceding twelve (12) month period, subject only to additions and deletions of inventory and other assets in the Ordinary Course of Business, and no other material assets are necessary to operate the Business in the Ordinary Course of Business.

        4.11    DEPOSITS.    The Company has made available to Acquirer or its representatives a complete list of all security and other deposits, prepayments and prepaid expenses of the Company reflected in the Most Recent 10-Q (each a "DEPOSIT"), setting forth the amount of each Deposit.

        4.12    ACCOUNTS RECEIVABLE; OBLIGATIONS.

          (a)   The Company has made available to Acquirer or its representatives a complete list of all accounts receivable, notes receivable, and other rights to receive payments ("ACCOUNTS RECEIVABLE") of the Company as of September 30, 2003 showing the terms and time period for collection thereof, and all such Accounts Receivable are bona fide and arose in the Ordinary Course of Business.

          (b)   The Company has made available to Acquirer or its representatives a complete list as of September 30, 2003 of all material obligations for indebtedness for borrowed money owed by the Company, including all outstanding obligations of the Company in respect of the Business incurred other than in the Ordinary Course of Business. No payment with respect to indebtedness for borrowed money owed by the Company reflected in the Public Reports is due and unpaid as of the date hereof.

        4.13    LITIGATION.    Except as set forth in Schedule 4.13, or as disclosed in the Company's Public Reports, there are no legal actions or proceedings pending or, to the Company's Knowledge, threatened against the Company or any of the Assets before any court, tribunal or governmental body that is reasonably likely to have a Material Adverse Effect. To the Company's Knowledge, there are no facts, circumstances or conditions concerning the Company's Business that are reasonably likely to result in any legal action, investigation or claim that is reasonably likely to have a Material Adverse Effect. There is no legal action or proceeding pending, or to the Company's Knowledge threatened, against the Company, nor is there any legal action or proceeding pending, or, to the Company's Knowledge, threatened, before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of transactions contemplated by this Agreement, or which might adversely affect the Company's ability to consummate the transactions contemplated by this Agreement. To the Company's Knowledge, the Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding relating to the operation of the Business that would result in a Material Adverse Effect.

        4.14    TAX MATTERS.    Except for matters set forth in Schedule 4.14:

          (a)   FILING OF TAX RETURNS. The Company and its Subsidiary have filed (or there has been filed on their behalf) all material Tax Returns (as hereinafter defined) required to be filed by each of them under applicable law. All such Tax Returns are true, correct and complete in all material respects. To the extent requested in writing by Acquirer, the Company has delivered or made available to Acquirer correct and complete copies of all material income Tax Returns, examination reports, statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiary relating to taxable periods beginning after December 31, 1999.

          (b)   PAYMENT OF TAXES. All material Taxes (as hereinafter defined) required to be paid by or with respect to the Company and its Subsidiary (whether or not shown on any Tax Return) have been paid.

          (c)   TAX LIENS. No Tax liens exist upon the Assets or any of the assets of the Company's Subsidiary, except Permitted Liens.

          (d)   WITHHOLDING TAXES. The Company and its Subsidiary have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from all employees' wages and paid over to the proper governmental authorities all material amounts so required.

          (e)   EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither the Company nor its Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

          (f)    WAIVERS OF STATUTE OF LIMITATIONS. Neither the Company nor its Subsidiary has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that remain in effect.

          (g)   TAX DEFICIENCIES. To the Company's Knowledge, no material deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company or its Subsidiary that has not been resolved and paid in full.

          (h)   AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending or threatened in writing with regard to any material Taxes or Tax Returns of the Company or its Subsidiary.

          (i)    TAX RULINGS. Neither the Company nor its Subsidiary has received a Tax Ruling (as hereinafter defined) or entered into a Closing Agreement (as hereinafter defined) with any taxing authority that would have a continuing Material Adverse Effect after the Closing Date.

          (j)    TAX SHARING AGREEMENTS. Neither the Company nor its Subsidiary is a party to any Tax sharing or allocation agreement other than an agreement solely between the Company and its Subsidiary.

          (k)   AFFILIATED GROUP. Neither the Company nor its Subsidiary has been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, combined, consolidated, unitary or similar group for state, local or foreign tax purposes, except for the group the common parent of which is the Company.

          (l)    SECTION 355 TRANSACTIONS. Neither the Company nor its Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for non-recognition treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

          (m)  As used in this Agreement:

            (i)    "TAX" or "TAXES" means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes;

            (ii)   "TAX RETURN" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, when permitted or required, combined or consolidated returns for a group of entities;

            (iii)  "TAX RULING" means a written ruling of a taxing authority relating to Taxes; and

            (iv)  "CLOSING AGREEMENT" means a written and legally binding agreement with a taxing authority relating to Taxes.

        4.15    LABOR MATTERS.    Except as set forth in Schedule 4.15, the Company does not use the services of independent contractors or consultants in connection with the Business. The Company is not a party to any collective bargaining agreement or any other contract with any trade or labor union, employees' association or similar organization. To the Company's Knowledge, there are no strikes, slowdowns, picketing, work stoppages or labor disputes pending or threatened, or any attempts at union organization of the employees of the Company. All salaries and wages paid and withheld by the Company are in material compliance with all applicable federal, state and local laws.

        4.16    BENEFIT PLANS AND ERISA.

          (a)   EMPLOYEE BENEFIT PLANS OF THE COMPANY. The Company has made available to Acquirer or its representatives a complete list of each Company "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "EMPLOYEE BENEFIT PLAN", and collectively, the "EMPLOYEE BENEFIT PLANS") that is currently in effect, was maintained since December 31, 1996 (and under which the Company has current liability), or which has been approved before the date hereof but is not yet effective, for the benefit of (i) directors or employees of the Company or any other persons performing services for the Company, (ii) former directors or former employees of the Company or any other persons formerly performing services for the Company, and/or (iii) beneficiaries of anyone described in (i) or (ii) (collectively, "BUSINESS EMPLOYEES") or with respect to which the Company or any "ERISA AFFILIATE" (hereby defined to include any other corporation or trade or business controlled by, controlling or under the common control with the Company (within the meaning of Section 4001(b) of ERISA, Section 4001(a)(14) of ERISA or Section 414 of the Code) has or has had any obligation on behalf of any Business Employee. Schedule 4.16 also sets forth a true and complete list of each ERISA Affiliate.

          (b)   DOCUMENTS. The Company has made available to Acquirer or its representatives, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, group annuity contracts, administrative service contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description and each summary of material modification, and employee handbooks, (ii) annual reports, including, but not limited to, those filed on Forms 5500, 990, or 1041 for the last three (3) years, (iii) actuarial valuation reports and financial statements for the last three (3) years for the plan or any related trust, and (iv) each communication involving the plan or any related trust to or from the IRS, Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

          (c)   COMPLIANCE WITH ERISA AND CODE. Except as set forth in Schedule 4.16, each Employee Benefit Plan is in material compliance with the provisions of ERISA and the Code and has been maintained and operated, in all material respects, in accordance with its terms. Neither the Company nor any ERISA Affiliate has ever maintained or contributed to any plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code. All Employee Benefit Plans which are "pension plans" as defined in Section 3(2) of ERISA that are intended to be tax-qualified have received favorable determination letters from the IRS as to their tax-qualified status and the tax-exempt status of any related trust under Sections 401(a) and 501 of the Code, respectively, which determinations, to the Company's Knowledge, have not been modified, revoked or limited, and address all amendments required to be made to such plans and trusts pursuant to the applicable provisions of ERISA and the Code as in effect on the Closing Date, except those for which applicable remedial amendment periods under Section 401(b) of the Code have not expired.

          (d)   MULTIPLE EMPLOYER ARRANGEMENTS. The Company has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

          (e)   MULTIEMPLOYER PLANS. Neither the Company nor any ERISA Affiliate maintains or contributes to, is required to maintain or contribute to, or has ever maintained or contributed to, a "multiemployer plan" (as defined by Section 4001(a)(3) of ERISA).

          (f)    CERTAIN DISCLOSURES AND STATEMENTS RELATING TO EMPLOYEE BENEFIT PLANS. With respect to each Employee Benefit Plan and except as otherwise set forth in Schedule 4.16:

            (i)    QUALIFIED AND TAX-EXEMPT STATUS OF PLANS AND TRUSTS. To the Company's Knowledge, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Employee Benefit Plan or trust, or that will or could give rise to the imposition of any material penalty or Tax liability with respect to such Employee Benefit Plan or trust;

            (ii)   REQUIRED PAYMENTS. All material payments required by such Employee Benefit Plan or any collective bargaining agreement with respect to the Company (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods through the date hereof, have been made or properly accrued;

            (iii)  REPORTS, DOCUMENTS AND NOTICES. There are no material violations of or failures to comply with ERISA and the Code with respect to the filing of applicable required reports, documents, and notices regarding such Employee Benefit Plan with the DOL, the IRS, the PBGC or any other Governmental Authority, or any of the assets of the Employee Benefit Plan or any related trust;

            (iv)  CLAIMS OR OTHER LEGAL ACTION. To the Company's Knowledge, no claim, lawsuit, arbitration or other action is pending or threatened in writing against such Employee Benefit Plan, any trustee or fiduciaries thereof, the Company or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust;

            (v)   BONDING. Any bonding required with respect to such Employee Benefit Plan in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect;

            (vi)  PROHIBITED TRANSACTIONS. No "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred with respect to such Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or indirectly result in such a prohibited transaction);

            (vii) AUDITS. To the Company's Knowledge, no Employee Benefit Plan is currently under audit or investigation by the IRS or the DOL or any other Governmental Authority. No such completed audit, if any, has resulted in the imposition of any material Tax, interest or penalty; and

            (viii) VEBAS. The Company does not provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9) of the Code.

          (g)   COBRA; FMLA. The Company, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all material respects with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Schedule 4.16 lists the name of each Business Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired as of the date hereof. Schedule 4.16(g) lists the name of each Business Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) as of the date hereof and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FMLA, COBRA or otherwise. Schedule 4.16(g) also lists the name of each Business Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) as of the date hereof and whose reemployment is governed by the Uniformed Services Employment and Reemployment Rights Act of 1994.

          (h)   SPECIAL PAYMENTS. Except as disclosed on Schedule 4.16 or as otherwise provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, but not limited to, any retention bonuses, parachute payments, termination or severance payments, or noncompetition payments) becoming due to any Business Employee; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such rights or benefits; (iv) give rise to any additional liability for any employee benefits, including, without limitation, withdrawal liability; or (v) otherwise result in the payment to any Business Employee that will be nondeductible or subject to Tax under Sections 280G or 4999 of the Code, or require the Company, Acquirer or the Surviving Corporation to "gross up" or otherwise compensate any Business Employee because of the imposition of any excise tax on a payment to such person (unless provided for under the agreements described in Sections 7.2(d)(vii), (viii), or (ix)).

          (i)    RETIREE BENEFITS. No Employee Benefit Plan provides for any benefits to be paid beyond retirement or termination of employment (other than under COBRA, FMLA, the Federal Social Security Act, or state law continuation coverage or conversion rights, or any Employee Benefit Plan qualified under Section 401(a) of the Code) to any Business Employee who, at the time the benefit is to be provided, is a former director or former employee of the Company or an ERISA Affiliate (or a beneficiary of any such person).

          (j)    CHANGES TO EMPLOYEE BENEFIT PLANS AND COMPENSATION TO BUSINESS EMPLOYEES. Except as disclosed on Schedule 4.16(j), since September 30, 2003 and through the Closing Date, neither the Company nor any ERISA Affiliate has, nor will it, (i) adopt any new employee benefit plan or practice, (ii) amend any Employee Benefit Plan, (iii) increase compensation payable or to become payable by the Company or any ERISA Affiliate to any Business Employee.

        4.17    ENVIRONMENTAL MATTERS.    For purposes of this Agreement: (i) "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and all other applicable federal, State, county, municipal, administrative or other laws, ordinances, rules, regulations and requirements or common law doctrines pertaining to environmental, health, safety or ecological conditions, along with any regulations or orders promulgated or issued thereunder; and (ii) "HAZARDOUS MATERIAL" means (A) any "hazardous substance", "hazardous waste" or "hazardous material" defined as such in (or for purposes of) any Environmental Law; (B) any petroleum product, asbestos-containing material, urea formaldehyde or PCBs; and (C) any other substance, regardless of physical form, that is subject to any Environmental Law regulating, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life or natural resources. Except as set forth in the Environmental Reports (as defined below) or on Schedule 4.17:

            (i)    With respect to the property owned, leased, or occupied or formerly owned, leased or occupied by the Company (collectively, the "PROPERTIES"), the Company has not conducted or authorized the treatment or disposal of any Hazardous Material on the Properties, which, if discovered or reported, is reasonably likely to give rise to a material liability or material obligation on the part of the Company, Acquirer or the Surviving Corporation;

            (ii)   To the Company's Knowledge, there has been no spill, discharge, release, emission of, or contamination resulting from, any Hazardous Material on, at, under or migrating to or from any of the Properties, and except as set forth in Schedule 4.17(ii), to the Company's Knowledge, no Hazardous Material currently exists on, at, in, or under any of the Properties, which, if disclosed or discovered, is reasonably likely to require remediation by or give rise to a claim or liability against the Company, Acquirer or the Surviving Corporation;

            (iii)  Except as set forth in Schedule 4.17(iii), the Company has not received any written notice of any violation, directive, complaint, suit, or order with respect to any Environmental Law, the disposal or release of Hazardous Material from the Properties onto any other property, or the incurrence by the Company of any liability under any Environmental Law, and to the Company's Knowledge, no such notice is threatened from any Person, including, but not limited to, a Governmental Authority;

            (iv)  To the Company's Knowledge, there is no pending litigation, investigation or proceeding by any Person, including, but not limited to, any Governmental Authority, in which it is alleged that there has been a discharge, spill, disposal or release by the Company of any Hazardous Material or any violation of Environmental Law with respect to the Properties, or to the Company's Knowledge are there any facts or circumstances that would reasonably lead the Company to believe that any Person would reasonably allege any of the foregoing;

            (v)   There are no written agreements, including, but not limited to, consent orders or memoranda of agreement between the Company and any Governmental Authority relating in any way to the presence, spill, discharge, release, threat of release, storage, treatment or disposal of any Hazardous Material;

            (vi)  To the Company's Knowledge, there are no Environmental Laws applicable to the Properties currently used or occupied by the Company that would require the Company to obtain the approval of or provide notice to any Governmental Authority (which has not been obtained or provided) as a condition to the consummation of the Merger;

            (vii) To the Company's Knowledge, the Company has in full force and effect all Licenses and Permits required under the Environmental Laws that are necessary for the operation of the Business;

            (viii) The Company has made available to Acquirer true, correct and complete copies of all reports or tests with respect to the compliance of the Properties with the Environmental Laws and/or to the presence of any Hazardous Material on the Properties that are in the possession of the Company (collectively, the "ENVIRONMENTAL REPORTS") and, to the Company's Knowledge, all such reports and tests contain no material misstatements or omissions;

            (x)   The Company has not filed or otherwise provided written notice to any Governmental Authority under any Environmental Law of any past or present release or discharge of a Hazardous Material into the environment by the Company on, at, in or under the Properties;

            (xi)  The Company has not received any notice, demand, or information request regarding its alleged disposal of, or arrangement for disposal of, any Hazardous Materials on any real property not owned by the Company that is on the USEPA's National Priorities List or the

    CERCLIS list or any similar state list, or, to the Company's Knowledge, which is or reasonably could be the subject of any remedial action by a federal or state agency or by a third party seeking reimbursement of cleanup expenses from the Company under federal or state law; and

            (xii) During the Company's ownership, leasing and/or occupancy of the Properties, no construction debris or other debris was buried by the Company on any of the Properties, which, if disclosed or discovered, is reasonably likely to require remediation.

        4.18    CONTRACTS AND AGREEMENTS.

          (a)   Schedule 4.18 sets forth a complete list of all written contracts, agreements, leases and other instruments to which the Company is a party which involve any of the following (collectively, the "CONTRACTS"):

            (i)    projected revenue or expense to the Company in excess of $100,000 annually;

            (ii)   limitations in any respect on the locations in which the Company can conduct its Business or restrictions on the lines of business in which the Company can engage, except as imposed by any Governmental Authority or any Laws;

            (iii)  loans to or from (in excess of $1,000 per Person) the Company, including, without limitation, any loan agreements, promissory notes, indentures;

            (iv)  the payment of cash or other benefit upon the change in control of the Company;

            (v)   any joint venture, partnership or other arrangement which involves the sharing or profits, losses, costs or liabilities;

            (vii) any leases of Real Property; and

            (viii) any employment agreement between any employee of the Company and the Company providing for annual base compensation of $100,000 or more.

          (b)   To the Company's Knowledge, except as disclosed on Schedule 4.18, no default in performance or failure to perform under, and no anticipatory breach of, any of the Contracts has occurred or is continuing, and none of the parties to any such Contract has alleged in writing that the other has defaulted in performance or failed to perform, other than (i) a default in payment that shall not have continued more than 30 days from the date on which the payment was originally due pursuant to the terms of the applicable Contract, or (ii) a default or failure that would not, individually or in the aggregate, result in a Material Adverse Effect. To the Company's Knowledge, no legal, administrative or other proceedings are threatened or pending relating to the performance or status of any of such Contracts that would result in a Material Adverse Effect. Since the Most Recent 10-Q and except as disclosed on Schedule 4.18, the Company has not received written notice of any anticipatory breach, pending dispute or anticipated litigation arising from or relating to any of such Contracts, or notice that any of such Contracts has been or will be canceled, revoked or otherwise terminated, except in each case where such circumstances would not result in a Material Adverse Effect.

          (c)   Except as set forth in Schedule 4.18, the Company is not subject to any agreement that restricts competition with any other Person or provides that the Company may not engage in any business or sell or distribute any product or service, except where such restriction would not result in a Material Adverse Effect.

        4.19    INTELLECTUAL PROPERTY.    The Company owns, licenses or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "INTELLECTUAL PROPERTY") currently used in the Company's Business, except to the extent that such failure would not result in a Material Adverse Effect. No claims are pending against the Company or, to the Company's Knowledge, threatened that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to the use of any such Intellectual Property. To the Company's Knowledge, (i) the Company's current use of the Intellectual Property does not infringe the rights of any Person, and (ii) no Person is infringing the rights of the Company with respect to any Intellectual Property.

        4.20    CERTAIN FEES.    The Company has no any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder, or agent with respect to the transactions contemplated by this Agreement (except for attorneys' and accountants' fees and expenses).

        4.21    COMPANY BOARD ACTION.    The Company Board (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of the Company and its stockholders, (b) resolved to make the Company Recommendations and directed that the Merger be submitted for consideration by the holders of Company Shares at the Special Stockholder Meeting, and (c) adopted a resolution to elect not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement.

        4.22    PROXY STATEMENT.    None of the information relating to the Company supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the Company Stockholders and at the time of the Special Stockholder Meeting, contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to information provided by Acquirer or Merger Sub or their representatives specifically for inclusion or incorporation by reference therein and included or incorporated by reference in the Proxy Statement or in any other document to be filed in connection with the transactions contemplated hereby.

        4.23    INSURANCE.    The Company has made available to Acquirer or its representatives copies of all of the insurance policies maintained by the Company. Since September 30, 2003, except as set forth in Schedule 4.23, the Company has received no notice of cancellation with respect to any of its insurance policies. Except as set forth in Schedule 4.23, there are no pending or, to the Company's Knowledge, threatened, terminations of, or premium increases with respect to, any of its insurance policies, and the Company is in compliance, in all material respects, with all conditions contained therein.

        4.24    ABSENCE OF MATERIAL CHANGES.    Except as set forth on Schedule 4.24, since September 30, 2003:

          (a)   there has not been any Material Adverse Effect with regard to the Assets or the Business;

          (b)   the Company has not sold, assigned, or transferred any of its material Assets, except in the Ordinary Course of Business;

          (c)   the Company has not mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other encumbrance of any nature whatsoever, any of its material Assets, except for Permitted Liens;

          (d)   there has been no amendment, termination, or waiver of any material right of the Company under any Contract, License or Permit that reasonably may be anticipated to result in a Material Adverse Effect;

          (e)   the Company has not:

            (i)    paid any judgment or settlement resulting from any suit, proceeding, arbitration, claim or counterclaim filed before any Governmental Authority or arbitration panel in excess of $25,000 (provided that all such excluded payments do not aggregate to more than $100,000);

            (ii)   written down or written up the value of any inventory or material Assets;

            (iii)  incurred any material indebtedness or guaranteed any material indebtedness, except for borrowings under existing loans or lines of credit, in respect of ordinary trade payables or otherwise in the Ordinary Course of Business;

            (iv)  issued or sold any of its stock, notes, bonds or other securities, or any option, warrant or other rights to purchase the same, except stock issuances upon exercise of outstanding Company Stock Options or options issued pursuant to the Option Plans;

            (v)   increased the compensation of or granted or increased any severance or termination pay to any current Company employee, other than in the Ordinary Course of Business or as otherwise identified in this Agreement;

            (vi)  declared, set aside or paid any dividend or distribution payable in cash, stock, property or otherwise with respect to Company Shares; or

            (vii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.24.

        4.25    BANK ACCOUNTS; POWERS OF ATTORNEY.    The Company has made available to Acquirer or its representatives: (i) a complete list of each bank or other financial institution in which the Company has any account or safe deposit box and, (ii) a complete list of the Persons holding effective general or special powers of attorney from the Company.

        4.26    CERTAIN ARRANGEMENTS.    Except as set forth in Schedule 4.26 or as identified in the Public Reports, the Company has no:

            (i)    contracts, agreements, understandings, commitments or other arrangements providing for the furnishing of services, or the rental of real or personal property from or otherwise requiring payments to any director or officer (outside of his or her capacity as such) or, to the Company's Knowledge, to any Company Stockholder; and

            (ii)   any loans or advances to or from the Company with directors, officers, or employees (exclusive of travel advances, expense advances, and normal salary advances in connection with vacation periods, compensation, travel or expense account reimbursement or other loans or advances in the Ordinary Course of Business).

        4.27    UNLAWFUL PAYMENTS.    Neither the Company, nor to the Company's Knowledge, any of its agents or other Persons acting on behalf of the Company has, directly or indirectly:

            (i)    made any unlawful payment to domestic government officials or employees, or to domestic political parties or campaigns, from corporate funds;

            (ii)   established or maintained any unlawful or unrecorded fund of Company monies or other assets;

            (iii)  made any false or fictitious entry on the books or records of the Company; or

            (iv)  made any bribe, kickback or other unlawful payment of a similar or comparable nature, to any Person, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions.

        4.28    INTERNET PRESENCE.    The Company's domain name(s), if any, are currently registered with an authorized Internet domain name registrar and are in good standing.

        4.29    BOOKS AND RECORDS.    The Company has maintained all books and records in the Ordinary Course of Business and such books and records are complete and accurate in all material respects, except in each case where failure would not result in a Material Adverse Effect.

        4.30    NO EXISTING DISCUSSION.    As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined herein).

        4.31    NASDAQ LISTING.    The Company is currently listed on the NASDAQ SmallCap Market.

        4.32    NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.    No representations or warranties contained in this Article 4 shall survive the Merger or the termination of this Agreement pursuant to Section 8.1 (other than by reason of 8.1(c)).

5.    REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND MERGER SUB.    In order to induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, Acquirer and Merger Sub hereby each make the following representations and warranties to the Company, each of which representations and warranties is relied upon by the Company:

        5.1    ORGANIZATION OF ACQUIRER AND MERGER SUB.    Each of Acquirer and Merger Sub is a corporation or other organization duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Acquirer and Merger Sub has full corporate or other power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Merger Sub is a newly formed corporation that was created for the sole purpose of facilitating the acquisition of the Company. Merger Sub has no assets or liabilities, and has not conducted and is not conducting any business activities.

        5.2    AUTHORIZATION OF TRANSACTION.    Each of Acquirer and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the board of directors of each of Acquirer and Merger Sub and no other corporate proceedings on the part of either Acquirer or Merger Sub or their respective stockholders or members are necessary to authorize this Agreement and to consummate the transactions so contemplated other than the filing of the Certificate of Merger. This Agreement has been duly executed and delivered and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes the valid and legally binding obligation of each of Acquirer and Merger Sub, enforceable in accordance with its terms and conditions except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable remedies may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        5.3    NONCONTRAVENTION.    Other than the consents, approvals, authorizations and other actions listed on Schedule 5.3, the execution and delivery by Acquirer and Merger Sub of this Agreement and the consummation by Acquirer and Merger Sub of the transactions contemplated hereby do not and will not (a) require the consent, approval or action of, or any filing or notice to, any Governmental Authority, or (b) violate any Laws of any Governmental Authority, or (c) violate the certificate of incorporation, bylaws or comparable organizational document of Acquirer or Merger Sub.

        5.4    CERTAIN FEES.    With the exception of the engagement of The Breckenridge Group, Inc. and Zygoquest Group, neither Acquirer nor Merger Sub has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        5.5    NO OWNERSHIP OF COMPANY CAPITAL STOCK.    As of the date hereof, neither Acquirer nor Merger Sub owns any Company Shares or has the right to acquire any equity interest in the Company other than pursuant to this Agreement.

        5.6    DILIGENCE.    Acquirer and Merger Sub each acknowledge and agree that it has been given opportunity to conduct due diligence on the Company, and has been given the opportunity to obtain and review information from the Company, and ask questions of, and receive answers from, the Company or its representatives in connection therewith. Acquirer and Merger Sub each acknowledge and agree that the due diligence review it conducted is sufficient and adequate for the purposes of consummating the Merger on a fully informed basis.

        5.7    SUFFICIENT FUNDS.

          (a)   As of the date hereof, Acquirer has secured sufficient sources of committed funding, in an amount not less than $17,000,000, to pay the amount of the aggregate Merger Consideration as provided hereunder and to fulfill all of its other obligations under this Agreement.

          (b)   Immediately after the payment of the aggregate Merger Consideration and at all times during a period of one hundred eighty (180) days thereafter: (i) Acquirer will be able to pay its liabilities as they become due in the Ordinary Course of Business; and (ii) Acquirer will not have unreasonably small capital with which to conduct its present or proposed business.

        5.8    EMPLOYMENT MATTERS.    Acquirer and Merger Sub each acknowledge that the agreements referenced in Sections 7.2(d)(vii), (viii) and (ix) hereof have been executed and delivered by the parties thereto and are legally binding obligations, subject only to the consummation of the Merger.

        5.9    NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.    No representations or warranties contained in this Article 5 shall survive the Merger or termination of this Agreement per Section 8.1 (other than by reason of Section 8.1(d)).

6.     OTHER COVENANTS AND AGREEMENTS

        6.1    CONDUCT OF BUSINESS BY THE COMPANY.    The Company covenants and agrees that, except as contemplated by this Agreement, or unless Acquirer shall otherwise consent in writing, between the date hereof and the Closing, the Business shall be conducted in, and the Company shall not take any action except in, the Ordinary Course of Business, and the Company will use its commercially reasonable efforts consistent with past practices, but recognizing the effects that the transaction contemplated hereby may have, to preserve substantially intact the business organization of the Business, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations.

          (a)   By way of amplification and not limitation, except as expressly provided for in this Agreement, the Company shall not, between the date hereof and the earlier of termination pursuant to Article 8 hereof or the Closing, directly or indirectly, do any of the following, except in the Ordinary Course of Business (other than with respect to Sections 6(a)(i)(A) and (D) below), in respect of the Business without the prior written consent of Acquirer:

            (i)    (A) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, the Company; provided, however, the Company shall have the right to issue Company Shares to those Persons who properly exercise or convert a Stock Option, which Stock Options were issued and outstanding prior to the date of this Agreement; (B) amend or propose to amend the certificate of incorporation or bylaws of the Company; (C) permit any "poison pill" or similar rights plan to apply to or in respect of the Merger (and will take all necessary action to exempt the Merger from any currently effective "poison pill" or similar rights plan); (D) split, combine or reclassify any outstanding Company Shares, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to Company Shares; (E) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any Company Shares (other than pursuant to the terms of the Company's Option Plans); or (F) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 6.1(a)(i);

            (ii)   (A) acquire (by merger, consolidation, or acquisition of stock or assets) any material interest in any Person; (B) sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any of the Assets used or held for use by the Business; (C) enter into any material contract or agreement; (D) authorize any single capital expenditure in excess of $50,000 or capital expenditures in the aggregate in excess of $200,000; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 6.1(a)(ii);

            (iii)  take any action with respect to increasing compensation (including bonuses), or other remuneration of any director, officer or employee of the Company or with respect to the grant of any severance or termination pay (other than as fully disclosed to Acquirer in writing prior thereto) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof; provided that such restriction shall not include any actions taken by the Company pursuant to the agreements described in Sections 7.2(d)(viii) and (ix) hereof;

            (iv)  adopt any new Employee Benefit Plan, enter into any employment or consulting agreement, grant or establish any new awards under any such existing Employee Benefit Plan or agreement, or adopt or otherwise amend (except as required by law or contemplated hereby) any of the foregoing;

            (v)   take any action with respect to, or make any change in, its methods of management, purchasing, distribution, marketing, or operating (or practices relating to payment of trade accounts or to other payments or relating to writing down or failing to write down or writing up the value of any inventory or other Assets) or make any change in the method of accounting of the Company;

            (vi)  take any action to incur or increase prior to the Closing any indebtedness for borrowed money from banks, financial institutions, or any other Persons (other than trade payables incurred in the Ordinary Course of Business and other than borrowings under existing credit facilities) or cancel without payment in full, any notes, loans or other material receivables;

            (vii) loan or advance monies to any Person except travel advances, advances in connection with vacations, or other reasonable expense advances to employees of the Company;

            (viii) change any existing bank accounts or lock box arrangements of the Company;

            (ix)  waive any material rights of the Company or settle any single claim involving an obligation of the Company of more than $50,000 or in the aggregate involving more than $200,000;

            (x)   adopt any new "poison pill," stockholder rights plan or other similar plan applicable to the transactions contemplated by this Agreement; or

            (xi)  do any act or omit to do any act which would cause a material breach of any Contracts.

          (b)   Notwithstanding anything to the contrary in this Section 6.1, no actions of the Company shall be restricted in any way by this Section 6.1 if the Company Board, after consultation with legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company Stockholders under applicable Law, provided that the Company Board promptly gives Acquirer written notice of any such actions; except that notwithstanding the foregoing language in this Section 6.1(b), other than in the Ordinary Course of Business the Company shall not make any distributions or dividends or incur any expenses in excess of $15,000 without the prior written consent of Acquirer, which consent shall not be unreasonably withheld.

        6.2    ACCESS AND INFORMATION.

          (a)   ACCESS TO BOOKS, RECORDS, AND EMPLOYEES. Notwithstanding Section 5.6 hereof, upon reasonable prior notice the Company shall provide Acquirer, its employees, agents, counsel, accountants and financial consultants reasonable access during normal business hours, and, with the Company's prior approval, after normal business hours, to the offices, properties, books, records, files and other documents and information of or relating to the Business as Acquirer, its employees, agents, counsel, accountants or financial consultants may reasonably request, provided that such requests shall not unduly interfere with the Company's business operations and shall be subject to Section 6.8 hereof, provided further that no prior notice will be required with respect to the individual designated by Acquirer to transition with the CFO.

          (b)   INTERIM FINANCIALS. The Company shall have delivered to Acquirer within three (3) business days from the date of this Agreement unaudited, consolidated monthly balance sheets for the Company as of November 30, 2003 and an unaudited, consolidated income statement for the Company for the two (2) months then ended, prepared in accordance with GAAP, which fairly present in all material respects the financial condition of the Company at the date thereof and the results of the operations for the two (2) months then ended, subject to normal year-end audit adjustments (together with those additional financial statements to be delivered after the date hereof pursuant to this Section 6.2(b), collectively, the "INTERIM FINANCIALS"). Within twenty (20) days after the end of each month commencing with the month ending December 31, 2003 and continuing for each month prior to the month in which the Closing occurs, the Company shall prepare and deliver Interim Financials to Acquirer which will be as of the end of the preceding month. The Interim Financials shall fairly present in all material respects the financial condition of the Company at, and as of, the dates thereof and the results of the operations for the periods then ended, subject to normal year-end adjustments.

          (c)   NO WAIVER. Unless otherwise provided in this Agreement, Acquirer's due diligence review and any inspections pursuant hereto shall not waive or release the Company from any of its representations, warranties or covenants under this Agreement.

        6.3    CONSENTS.    Promptly after execution of this Agreement, each of the Company, Acquirer, and Merger Sub will apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required for consummation of the transactions contemplated hereby, including, without limitation, those consents listed in Schedule 4.5. Any charges imposed by any parties for such consents and estoppels shall be paid by the Party seeking such consent or estoppel.

        6.4    NO NEGOTIATIONS.    The Company hereby agrees that from and after the date hereof until the termination of this Agreement and except as expressly permitted by the following provisions of this Section 6.4, neither the Company nor any of its officers, directors, employees, investment bankers, representatives or agents shall, directly or indirectly:

            (i)    solicit, initiate, entertain, encourage or respond to any inquiries or proposals that constitute or could reasonably be expected to lead to an Alternative Transaction, as defined below; or

            (ii)   negotiate, discuss or provide any non-public information to any third party in connection with an Alternative Transaction; provided, however, that nothing contained in Section 6.4(i) or this Section 6.4(ii) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any Third Party that makes an unsolicited bona fide written proposal of an Alternative Transaction if, and only to the extent that (A) the Company Board, after consultation with legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company Stockholders under applicable Law, (B) the Company Board determines in good faith, that such Alternative Transaction would, if consummated, constitute or be reasonably likely to constitute a Superior Proposal (as hereinafter defined), and (C) prior to taking such action, the Company provides notice to Acquirer to the effect that it is taking such action, and receives from such Third Party an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those between Acquirer and the Company.

            (iii)  (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquirer, the Company Recommendations, or (y) approve or recommend an Alternative Transaction unless the Company Board, after consultation with legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company Stockholders under applicable Law; provided, however, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify the Company Recommendations) an Alternative Transaction unless (A) such Alternative Transaction is a Superior Proposal, (B) the Company Board shall have first consulted with legal counsel and have determined that such action is necessary for the Company Board to comply with its fiduciary duties to the Company Stockholders, and (C) the Company Board has provided written notice to Acquirer (a "NOTICE OF SUPERIOR PROPOSAL") advising Acquirer that the Company Board has received a Superior Proposal.

        Except as otherwise permitted in this Section 6.4, the Company shall not withdraw or modify, or propose to withdraw or modify, the Company Recommendations or approve or recommend, or propose to approve or recommend, an Alternative Transaction. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section 6.4 shall not constitute a breach of this Agreement by the Company. Notwithstanding anything in this Agreement to the contrary, but subject to the proviso to Sections 6.4(i) and 6.4(ii) hereof, nothing in this Agreement shall (x) limit the Company Board's ability to make any disclosure to the Company Stockholders that the Company Board determines in good faith is required to be made to satisfy its fiduciary duties under applicable Law, or (y) limit the Company's ability to make any disclosure required by applicable Law, and such actions shall not be considered a breach of this Agreement.

            (iv)  For all purposes of this Agreement, "ALTERNATIVE TRANSACTION" means any of the following: (A) the acquisition of the Company by merger or otherwise by any Third

    Party; (B) the acquisition by a Third Party of 20% or more of the Assets of the Company; (C) the acquisition by a Third Party of 20% or more of the outstanding Company Shares or the issuance by the Company of capital stock containing terms which are inconsistent with the consummation of the transactions contemplated by this Agreement; (D) the adoption by the Company of a plan of liquidation or the declaration or payment by the Company of an extraordinary dividend representing 20% or more of the value of the Company; or (E) the repurchase by the Company of more than 20% of the outstanding Company Shares.

        For all purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide written unsolicited proposal for an Alternative Transaction (except that, for purposes of the definition of Superior Proposal, 50% shall be substituted for 20% wherever it appears in the definition of Alternative Transaction), accompanied by a commitment letter to finance the transaction contemplated by such proposal from a reputable source or sources capable of actually providing such financing, that the Company Board determines in its good faith judgment (x) would result in a transaction, if consummated, that would be superior to the Company Stockholders from a financial point of view as compared to the transactions contemplated hereby and any alternative proposed by Acquirer or Merger Sub in accordance with Section 6.4(iii), and (y) to be reasonably capable of being consummated in accordance with its terms, in each case taking into account all factors the Company Board considers relevant, including all legal, financial, regulatory and other aspects of the proposal by the Third Party. Any change in the terms of an Alternative Transaction shall be deemed to constitute a new Alternative Transaction hereunder, subject to all of the applicable provisions of this Section 6.4.

        The Company shall notify Acquirer promptly if it or, to the Company's Knowledge, any of its officers, directors, employees, investment bankers, stockholders, representatives, agents, or Affiliates receives any indications of interest, requests for non-public information or offers in respect of an Alternative Transaction, and will communicate to Acquirer in reasonable detail the terms of any such indication, request or proposal.

        6.5    EXPENSES.

          (a)   Except as otherwise specifically provided herein, all of the fees, expenses and obligations incurred by Acquirer and Merger Sub in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Acquirer and Merger Sub, shall be paid by Acquirer. Acquirer shall be solely responsible for paying the fees owed to The Breckenridge Group, Inc. and Zygoquest Group incurred in connection with this transaction. Acquirer hereby indemnifies the Company and the Company's stockholders, officers, directors, employees, representatives and agents from and against any claim, liabilities or actions in respect of fees or expenses of Acquirer's advisors.

          (b)   Except as otherwise specifically provided herein, all fees, expenses and obligations incurred by the Company in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein shall be paid by the Company. Any fees, expenses and obligations of the Company not paid at or prior to the Closing shall become obligations of the Surviving Corporation. The Company, or the Surviving Corporation from and after the Effective Time, shall be responsible for paying any and all sales, use and transfer taxes incurred as a result of Acquirer's acquisition of the Company's stock pursuant to the Merger.

          (c)   Nothing in this Section 6.5 shall be construed as affecting the Merger Consideration payable to any holder of Company Shares or Exercisable Options.

        6.6    NOTIFICATION OF CERTAIN MATTERS.    The Company shall give prompt notice to Acquirer of the following:

          (a)   The occurrence or non-occurrence of any event of which it obtains Knowledge whose occurrence or non-occurrence would be reasonably likely to cause either (i) a material breach of any representation or warranty of the Company contained in this Agreement at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect. Acquirer's knowledge of any facts obtained by Acquirer prior to the date hereof or disclosed herein that may give rise after the date hereof to a Material Adverse Effect shall not affect whether or not a Material Adverse Effect shall have occurred.

          (b)   Any material failure by the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

        Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to Acquirer upon receiving such notice.

        6.7    EMPLOYEE MATTERS.

          (a)   CONDITIONS OF EMPLOYMENT. From and after the Effective Time, the Surviving Corporation will continue employment of the persons who are current employees of the Company immediately prior to the Effective Time (the "CURRENT EMPLOYEES") on substantially the same terms and conditions, including base salary and benefits in the aggregate, as such Current Employees are employed by the Company subject to the following conditions: (i) Acquirer and Surviving Corporation shall not, and shall not be obligated to, continue the employment of those Current Employees who do not meet Acquirer's then-current employment standards; and (ii) nothing contained herein shall preclude Acquirer or Surviving Corporation from revising conditions of employment after the Effective Time or effecting the termination of any Current Employees after the Effective Time.

          (b)   EMPLOYEE BENEFITS. With respect to employee benefits, nothing contained in this Agreement shall prohibit Acquirer or the Surviving Corporation from changing or eliminating the benefits of Current Employees or employees of the Surviving Corporation or eliminating or modifying benefits currently being made available by the Company to its Current Employees, provided that any such elimination or reduction of benefits shall occur no earlier than six (6) months following the Merger.

        6.8    CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS.

          (a)   The Parties agree to announce the execution of this Agreement and the consummation of the transactions contemplated by this Agreement simultaneously at mutually agreeable times as promptly as practicable after the execution and delivery of this Agreement and after the Closing, respectively (except as required by applicable Law). The content of all announcements and publicity relating to this Agreement and the transactions contemplated herein will be subject to the mutual approval of the Company and Acquirer (except as otherwise required by Law), which approval shall not be unreasonably withheld or delayed.

          (b)   Without limiting the terms and conditions of the Mutual Non-Disclosure, Non-Use, Non-Solicitation and Standstill Agreement dated July 24, 2003 between Acquirer and the Company (the "CONFIDENTIALITY AGREEMENT"), the Company shall, and shall cause its representatives to, maintain the confidentiality of all non-public information concerning Acquirer (other than such information which becomes generally available to the public other than as a result of disclosure by the Company) which becomes known by the Company or such representatives solely as a result of the negotiation or consummation of the transactions contemplated by this Agreement, and shall promptly return and cause its agents and representatives to return to

  Acquirer all written materials containing such information in the event that the Closing does not occur within the time limit herein provided for. Without limiting the terms and conditions of the Confidentiality Agreement, Acquirer shall, and shall cause its representatives and Affiliates (including Merger Sub) to, maintain the confidentiality of all non-public information concerning the Company (other than such information which becomes generally available to the public other than as a result of disclosure by Acquirer) which becomes known by Acquirer or such representatives solely as a result of its due diligence investigations or efforts conducted prior to or after the date hereof or the negotiation or consummation of the transactions contemplated by this Agreement, and shall promptly return, and cause its agents and representatives to return, to the Company all written materials containing such information in the event that the Closing does not occur within the time limit herein provided for. Nothing contained herein shall limit the right of any such Persons to disclose any such information to its subsidiaries, employees, agents, representatives, counsel, accountants, financial advisors, underwriters and sources of financing (and their counsel and accountants) for the purpose of facilitating the consummation of the transactions contemplated hereby or to disclose any such information as required by applicable Law. In addition, nothing contained herein shall limit the right of any such Person to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions described in this Agreement and all materials of any kind (including opinions or other tax analysis) that are provided to it relating to such tax treatment and tax structure; provided, however, that no Party may disclose (A) any information that is not relevant to an understanding of the tax treatment or tax structure of the transactions described in this Agreement, or (B) any information to the extent such disclosure could result in a violation of any federal or state securities Laws.

        6.9    STATE TAKEOVER STATUTES.    The Company will take all reasonable steps to exempt the Merger from the requirements of Delaware General Corporation Law Section 203 or any other "fair price," "moratorium" or "control acquisition" statute or regulation (other than Delaware General Corporation Law Section 262), by action of the Company's Board of Directors or otherwise.

        6.10    TAX RETURNS.    After the Closing, Acquirer will cause to be prepared and timely filed (after giving effect to any valid extensions of time in which to make such filings) all Tax Returns for the Company for any period ending on or before the Closing Date that have not been filed as of the Closing Date and for any period which includes the Closing Date and ends after the Closing Date. Any obligations arising out of such Tax Returns shall be obligations of the Surviving Corporation as of the Closing.

        6.11    DIRECTOR AND OFFICER LIABILITY.

          (a)   Acquirer agrees that all rights to indemnification and all limitations on liability existing in favor of any individual, who on or at any time prior to the Effective Time was an officer, director, employee, or agent of the Company (an "Indemnified Person") in respect of acts or omissions of such Indemnified Person on or prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, shall continue in full force and effect in accordance with its terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights of an Indemnified Person, and the Surviving Corporation shall honor all such indemnification provisions. Acquirer hereby unconditionally and irrevocably guarantees for the benefit of the Indemnified Parties the obligations of the Surviving Corporation under the foregoing indemnification arrangements.

          (b)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in such case, Acquirer shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.11.

          (c)   The provisions of this Section 6.11 are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, and such Indemnified Person's heirs, representatives, and successors and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

          (d)   Acquirer agrees that it shall maintain, and it shall cause the Surviving Corporation and any of its successors and assigns to maintain, any directors and officers insurance policies obtained by the Company prior to the Effective Time in full force and effect. The Parties hereto agree and acknowledge that Company shall pay for renewal of its existing directors and officers insurance policies prior to the Effective Time and that nothing contained in this Agreement to the contrary shall cause such payment to be deemed a breach of this Agreement or give rise to a termination right in favor of the Acquirer or Merger Sub hereunder.

        6.12    ADDITIONAL AGREEMENTS.    Subject to the terms and conditions herein provided, each of the Parties agrees to use its commercially reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Authorities, effecting all necessary registrations and filings and best efforts to obtain any required contractual consents or assignments of third parties, including but not limited to, those of landlords of premises leased by the Company. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

        6.13    PROPERTY TRANSACTION.    Notwithstanding anything in this Agreement to the contrary, the Company shall not be restricted in any manner, including, without limitation, being subject to Sections 6.1 and 6.4 herein, with respect to the previously announced transaction involving the Company's Real Property located at 800 N. Henry Street, Alexandria, Virginia (the "Property Transaction").

7.     CONDITIONS TO OBLIGATION TO CLOSE.

        7.1    CONDITIONS TO OBLIGATION OF EACH PARTY.    The respective obligations of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, unless and to the extent any such condition is specifically waived in writing by such Party:

          (a)   LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority which is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby;

          (b)   REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the transactions contemplated by this Agreement, including, without limitation, clearance of the Proxy Statement by the staff of the SEC and all other actions by or in respect of, or filings with, any governmental body, agency or official or any other person required to permit the consummation of the transactions contemplated by this Agreement so that the Surviving Corporation is able to continue to carry on the Business substantially in the manner now conducted by the Company;

          (c)   NO GOVERNMENT AUTHORITY CHALLENGE. There shall be no pending action or proceeding before any court or administrative agency by any Government Authority seeking to restrain or prohibit the transactions contemplated by this Agreement;

          (d)   NO INVESTIGATION OF THE COMPANY. There shall be no pending investigation of the Company by any Governmental Authority reasonably likely to result in a Material Adverse Effect; and

          (d)   STOCKHOLDER APPROVAL. This Agreement and the Merger shall have received the Requisite Company Stockholder Approval.

        7.2    CONDITIONS TO OBLIGATIONS OF ACQUIRER AND MERGER SUB.    The obligation of Acquirer and Merger Sub to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions, unless and to the extent any such condition is specifically waived in writing by Acquirer:

          (a)   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties set forth in this Agreement that are not qualified as to "materiality", "in all material respects", "Material Adverse Effect" or similar qualifier or threshold shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), and the representations and warranties made by the Company set forth in this Agreement that are so qualified shall be true and correct as of the date of this Agreement on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); provided that this condition shall be deemed to have been satisfied unless any such breaches of representation and warranty (without regard to any "materiality", "in all material respects", "Material Adverse Effect" or similar qualifier or threshold), individually or in the aggregate, have had a Material Adverse Effect;

          (b)   OBLIGATIONS PERFORMED. The Company shall have performed and complied in all material respects with all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by the Company prior to or at the Closing, except for any failures to perform or comply which would not result in a Material Adverse Effect;

          (c)   CONSENTS. The Company shall have obtained and delivered to Acquirer written consents of all Persons whose consents are required to consummate the transactions contemplated herein, if any, including, without limitation, those listed on Schedule 4.5, and all of such consents shall remain in full force and effect at and as of the Closing, except for any failures to obtain or deliver which would not result in a Material Adverse Effect;

          (d)   CLOSING DELIVERIES. The Company shall have executed, or shall have caused to be executed (where applicable), and delivered to Acquirer or its representatives the following:

            (i)    a certificate of the secretary of the Company which shall attach a certified copy of the corporate resolutions of the Company Board and the Company Stockholders authorizing and approving the Merger and the execution, delivery and performance by the Company of this Agreement and all other documents, instruments and agreements contemplated by this Agreement to be executed, delivered or performed by the Company, together with an incumbency certificate with respect to officers of the Company executing documents or instruments on behalf of the Company;

            (ii)   a certificate of the President of the Company certifying as to the matters set forth in Sections 7.2(a), 7.2(b) and 7.2(c) hereof and as to the satisfaction in all material respects of all other covenants of the Company set forth in this Agreement;

            (iii)  an opinion of counsel to the Company that (A) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and (B) this Agreement has been duly authorized, executed and delivered by the Company;

            (iv)  the Certificate of Merger duly executed by the Company;

            (v)   Good Standing Certificates issued by the Secretary of State for the states in which the Company is either incorporated or qualified as a foreign corporation certifying that the Company is in good standing as a corporation under the laws of said states, such certificates to be in form and substance acceptable to Acquirer;

            (vi)  three (3) year noncompetition and nonsolicitation agreements executed by all key operating executives of the Company who own more than two percent (2%) of the outstanding shares of the Company, substantially in the form of Exhibit 7.2(d)(vi) attached hereto;

            (vii) executed employment agreements between the Company and Arne Christensen, in the form of Exhibit 7.2(d)(vii)(A) attached hereto, and the Company and Chris Weiler, in the form of Exhibit 7.2(d)(vii)(B) attached hereto;

            (viii) a one(1) year noncompetition and nonsolicitation agreement executed by Jason Parikh, the Chief Financial Officer of the Company ("CFO"), in the form of Exhibit 7.2(d)(viii) attached hereto; and

            (ix)  the retention and employment agreement between the Company and Jason Parikh, a copy of which is attached as Exhibit 7.2(d)(ix).

          (e)   PAYMENT OF BONUS AND SEVERANCE OBLIGATIONS. At or immediately prior to the Closing, the Company shall satisfy all of its bonus and severance obligations to the officers and employees of the Company, including, without limitation, payment of its bonus obligations to CFO; and

          (f)    REVISED SCHEDULES. The Company shall have tendered to Acquirer revised Schedules dated as of the Closing Date ("REVISED SCHEDULES"), with all changes, if any, through such date duly noted thereon; provided, however, that in the event that the Revised Schedules contain any disclosure or change which should have been but was not shown on the Schedules attached hereto on the date hereof and such disclosure or change would result in a Material Adverse Effect, the condition contained in this Section 7.2(f) shall be deemed unsatisfied.

        7.3    CONDITIONS TO OBLIGATION OF COMPANY.    The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, unless and to the extent any such condition is specifically waived in writing by the Company:

          (a)   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by Acquirer and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

          (b)   OBLIGATIONS PERFORMED. Acquirer and Merger Sub shall have performed and complied in all material respects with all agreements, conditions, covenants and obligations required by this Agreement to be performed or complied with by them prior to or at the Closing;

          (c)   CONSENTS. Acquirer and Merger Sub shall have obtained and delivered to the Company written consents of all Persons whose consents are required to consummate the transactions contemplated herein, if any, including, without limitation, those listed on Schedule 5.3, and all of such consents shall remain in full force and effect at and as of the Closing;

          (d)   CLOSING DELIVERIES. Acquirer and Merger Sub shall have executed, or shall have caused to be executed (where applicable), and delivered to the Company or its representatives the following:

            (i)    certificates of the respective secretaries of Acquirer and Merger Sub which shall attach certified copies of the resolutions of the members/managers of Acquirer and the Board of Directors and sole stockholder of Merger Sub authorizing and approving the Merger and the execution, delivery and performance by Acquirer and Merger Sub of this Agreement and all other documents, instruments and agreements contemplated by this Agreement to be executed, delivered or performed by Acquirer and Merger Sub, together with incumbency certificates with respect to the respective officers of Acquirer and Merger Sub executing documents or instruments on behalf of Acquirer and Merger Sub;

            (ii)   a certificate of an authorized officer of each of Acquirer and Merger Sub certifying as to the matters set forth in Sections 7.3(a), 7.3(b) and 7.3(c) hereof and as to the satisfaction in all material respects of all other covenants of Acquirer and Merger Sub set forth in this Agreement;

            (iii)  an opinion of counsel to Acquirer and Merger Sub that (A) each of Acquirer and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware, and (B) this Agreement has been duly authorized, executed and delivered by each of Acquirer and Merger Sub;

            (iv)  the Certificate of Merger duly executed by Merger Sub; and

            (v)   Good Standing Certificates issued by the Secretary of State for the states in which Acquirer and Merger Sub are incorporated or organized certifying that Acquirer and Merger Sub are in good standing under the laws of said states, such certificates to be in form and substance acceptable to the Company.

8.     TERMINATION.

        8.1    TERMINATION.    This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of the Merger and adoption of this Agreement by the Company Stockholders and/or the Company Board):

          (a)   by mutual written consent of Acquirer and the Company; or

          (b)   by Acquirer if there has been a Material Adverse Effect with respect to the Company; or

          (c)   by Acquirer if there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give rise to a failure of the conditions set forth in Section 7.2(a) or Section 7.2(b) hereof; provided that each of Acquirer and Merger Sub is not then in breach in any material respect of any of its representations, warranties, covenants or agreements under this Agreement; or

          (d)   by the Company if there has been a material breach by Acquirer or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give rise to a failure of the conditions set forth in Section 7.3(a) or Section 7.3(b) hereof; provided that the Company is not then in breach in any material respect of any of its representations, warranties, covenants or agreements under this Agreement; or

          (e)   by the Company or Acquirer if the Merger has not been consummated by February 28, 2004, or, in the event the preliminary proxy statement is reviewed or monitored by the SEC, by March 26, 2004; provided that the Party seeking to exercise such right is not then in breach in any material respect of any of its representations, warranties, covenants or agreements under this Agreement; or

          (f)    by either Acquirer or the Company if the Merger shall fail to receive the Requisite Company Stockholder Approval at the Special Stockholder Meeting; or

          (g)   by either Acquirer or the Company if a court of competent jurisdiction or other Governmental Authority with competent jurisdiction shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (h)   by the Company, in order to enter into a definitive written agreement with respect to an Alternative Transaction with a Third Party; provided that prior to entering into such definitive agreement, the Company shall have given Acquirer notice of such Alternative Transaction as required by Section 6.4 and is otherwise not prohibited by Section 6.4 from entering into such agreement; or

          (i)    by Acquirer if a Triggering Event shall have occurred.

        For purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if, (i) the Company Board or any committee thereof shall have approved or recommended to the Company Stockholders any Alternative Transaction, (ii) the Company Board or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Acquirer the Company Recommendations; (iii) the Company shall have failed to include in the Proxy Statement the Company Recommendations; or (iv) a tender or exchange offer relating to 40% or more of the outstanding Company Shares shall have been commenced by a Person unaffiliated with Acquirer, and the Company shall not have sent to the Company Stockholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published or received by the Company, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

        8.2    EFFECT OF TERMINATION.

          (a)   TERMINATION FEE. The Company shall pay to Acquirer in cash $500,000 ("TERMINATION FEE"), if:

            (i)    within four (4) months after the date of this Agreement, the Company receives a proposal for an Alternative Transaction (including the commencement of a tender offer made directly to the Company Stockholders) from any Person (other than Acquirer or its Affiliates) and such Alternative Transaction (including such tender offer) is consummated within twelve (12) months after the date of this Agreement (a "COVERED ALTERNATIVE

    TRANSACTION"), provided that this Agreement shall not have been earlier terminated pursuant to Sections 8.1(a),(b),(c), (d), (f), or (g); or

            (ii)   this Agreement is terminated by the Company pursuant to Section 8.1(h) or by Acquirer pursuant to Section 8.1(i).

          (b)   TIMING OF PAYMENT OF TERMINATION FEE. The Termination Fee shall be due and payable to Acquirer within ten (10) days of the first to occur of (i) the consummation of a Covered Alternative Transaction, and (ii) an event set forth in Sections 8.2(a)(ii).

          (c)   EFFECT OF TERMINATION. Termination of this Agreement pursuant to Section 8.1 shall terminate all obligations and liabilities of the Parties to each other hereunder, except for the obligations under Sections 6.5, 6.8(b), 8.2, 9.10 and 9.14 hereof.

          (d)   SOLE AND EXCLUSIVE REMEDY. Each Party hereto acknowledges and agrees that such Party's sole and exclusive remedy with respect to any losses, liabilities, costs, expenses or damages of any kind and all claims for any breach or liability under this Agreement or otherwise relating to the subject matter hereof and the transactions contemplated hereby shall be solely in accordance with, and limited by, Section 8.1, subsections (a), (b), and (c) of this Section 8.2 and Section 9.14 hereof; provided, however, that if (i) all conditions to the obligations to the applicable Party hereto at Closing contained in Article 7 have been satisfied (or waived by the Party or Parties entitled to waive such conditions) and such Party does not proceed with the Closing, or (ii) this Agreement is terminated pursuant to Section 8.1(c) or (d), all remedies available to the other Party, at law or in equity, on account of such failure to close or termination, shall be preserved including, without limitation, specific performance. Without limiting the generality of the foregoing, the Parties hereto agree that the payment provided for in Section 8.2(a) shall be the sole and exclusive remedy of Acquirer and Merger Sub upon termination of this Agreement under the circumstances set forth in Section 8.2(a) and such remedies shall be limited to the amount stipulated in Section 8.2(a) regardless of the circumstances (including willful or deliberate misconduct) giving rise to such termination. The provisions of this Section 8.2 shall survive any termination of this Agreement.

9.     MISCELLANEOUS.

        9.1    RISK OF LOSS.    The risk of loss occurring with respect to the Company prior to the Closing shall remain the liability of the Company.

        9.2    SEVERABILITY.    If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

        9.3    MODIFICATION AND WAIVER.    This Agreement may not be changed, modified or amended except in writing specifically referring to this Agreement and signed by Acquirer, Merger Sub and the Company. No change, amendment or attempted waiver of any provision hereof shall be binding on the other Parties unless reduced to writing and signed by Acquirer, Merger Sub and the Company. Unless specifically provided otherwise herein or agreed to by Acquirer, Merger Sub and the Company in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the Parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any Party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

        9.4    ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT.    This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties. The terms and conditions hereof shall survive the Closing and shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, personal representatives, successors and assigns.

        9.5    COUNTERPARTS.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all Parties when all Parties have executed and delivered a counterpart of this Agreement.

        9.6    NOTICES.    All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by confirmed telefax, or sent by a recognized overnight delivery service which guarantees next day delivery ("OVERNIGHT DELIVERY") or mailed registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the intended recipient as set forth below:

If to the Company:	On-Site Sourcing, Inc. 832 North Henry Street Alexandria, Virginia 22314 Attention: Jason Parikh Telefax: (703) 683-0240
with a copy to:	Wilmer, Cutler & Pickering 1600 Tysons Boulevard 10th Floor McLean, Virginia 22102 Attention: Thomas W. White Telefax: (703) 251-9797
If to Acquirer or Merger Sub:	DocuForce, LLC 233 Peachtree Street Suite 950 Atlanta, Georgia 30303 Attention: Mark E. Hawn Telefax: (404) 592-1880
with a copy to:	Jeff Stewart Arnall Golden Gregory LLP 1201 West Peachtree Street 2800 One Atlantic Center Atlanta, Georgia 30309 Telefax: (404) 873-8671

or at such other address as any Party notifies the other Parties in writing. The Parties agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or confirmed telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent.

        9.7    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.    This Agreement, together with the Exhibits, Schedules and Revised Schedules referenced herein, and the Confidentiality Agreement, constitute the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein (including, without limitation, Section 6.11 hereof), is not intended to confer upon any person other than Acquirer, Merger Sub, the Company and, after the Closing Date, the Company Stockholders, any rights or remedies hereunder.

        9.8    FURTHER ASSURANCES.    The Parties agree to execute and/or deliver, both before and after Closing, any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and consummate the transactions contemplated hereby. Subject to Section 6.8 hereof, the Company agrees to provide to Acquirer before the Closing such information as Acquirer may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Business following Closing.

        9.9    CONSTRUCTION.    Within this Agreement the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. In connection with any action or event which by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

        9.10    CHOICE OF LAW.    This Agreement and all documents executed in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        9.11    CONSENT TO JURISDICTION.    Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

        9.12    SCHEDULES AND EXHIBITS; SECTIONS AND ARTICLES.    All Schedules, Revised Schedules and Exhibits referenced in this Agreement, whether attached hereto or not, are incorporated by reference herein and made a part hereof, and this Agreement shall be construed in accordance therewith.

        9.13    DEFINITION OF DAYS.    For purposes of this Agreement, a "business day" is a day on which banks in the New York, New York are open for business but shall not include a Saturday or Sunday or federal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day. All references to "day" or "days" shall mean calendar days unless specified as a "business day."

        9.14    INJUNCTIVE RELIEF.    In the event of a breach or threatened breach by any Party hereto of any of its covenants or other obligations hereunder, including, without limitation, the Parties' respective obligations to close the transactions contemplated hereby, each of the Parties hereby consents and agrees that the non-breaching Party shall be entitled to an injunction or similar equitable relief restraining the breaching Party(s) from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the breaching Party(s) under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security.

        IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.

COMPANY:
ON-SITE SOURCING, INC.
By:	/s/ Jason Parikh
Print Name:	Jason Parikh
Title:	Chief Financial Officer
ACQUIRER:
DOCUFORCE, LLC:
By:	/s/ Mark E. Hawn Mark E. Hawn, President
MERGER SUB:
DOCUFORCE ACQUISITION CORP.
By:	/s/ Mark E. Hawn Mark E. Hawn, President

Appendix B

DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   1 If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ON-SITE SOURCING, INC.

PROXY
Special Meeting, February    , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints [                    ] and                    , as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of common stock of On-Site Sourcing, Inc. held of record by the undersigned on January     , 2004, at the Special Meeting of Stockholders to be held on February     , 2004, and any adjournments thereof.

        The undersigned hereby directs this Proxy to be voted:

1.	Proposal to adopt and approve the Agreement and Plan of Merger, dated as of December 26, 2003, by and among Docuforce, LLC, Docuforce Acquisition Corp., and On-Site Sourcing, Inc.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
In the event that there are insufficient votes for adoption and approval of Proposal 1, to consider and vote upon a proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for adoption and approval of the merger agreement.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In their discretion, the named proxies may vote on such other business as may properly come before the Special Meeting, or any adjournments of the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Date:

Signature of stockholder

Signature if held jointly

NOTE: Please mark, date, sign and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

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DELAWARE GENERAL CORPORATION LAW